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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Thoratec Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 April 9, 2013

Dear Shareholder:

        You are cordially invited to attend the Thoratec Corporation 2013 Annual Meeting of Shareholders to be held on Wednesday, May 22, 2013 at 8:00 a.m., Pacific Daylight Time, at our executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote in person at the meeting or by mail, by telephone or over the Internet. Your vote by written proxy, by telephone or over the Internet will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding your voting options.

        Thank you for your ongoing support of Thoratec Corporation.

Very truly yours,
NEIL F. DIMICK Director and Chairman of the Board

Corporate Headquarters
Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588
Tel 925-847-8600 Fax 925-847-8574 www.thoratec.com

THORATEC CORPORATION

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 22, 2013

To the Shareholders of Thoratec Corporation:

        NOTICE IS HEREBY GIVEN, that the 2013 Annual Meeting of Shareholders of Thoratec Corporation, a California corporation ("Thoratec" or the "Company"), will be held on Wednesday, May 22, 2013 at 8:00 a.m., Pacific Daylight Time, at our executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588 for the following purposes:

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  To elect nine directors to serve for the ensuing year or until their successors are elected and qualified;

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  To conduct an advisory vote to approve the compensation of the Company's Named Executive Officers;

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  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 28, 2013; and

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  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 28, 2013 are entitled to notice of, to attend and to vote at the meeting and any adjournments thereof. All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy. If you own shares through a broker, and you wish to attend and vote in person at the meeting, you must obtain from your broker a proxy issued in your name.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2013.

        The Proxy Statement, the Proxy Card, and the Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=95989&p=proxy.

For the Board of Directors,

DAVID A. LEHMAN Senior Vice President, General Counsel and Secretary

Pleasanton, California
April 9, 2013

        IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET ACCORDING TO THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD.

THORATEC CORPORATION

PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors of Thoratec Corporation, a California corporation ("Thoratec" or the "Company"), is furnishing this Proxy Statement to you in connection with our solicitation of proxies to be used at our 2013 Annual Meeting of Shareholders to be held on Wednesday, May 22, 2013 at 8:00 a.m., Pacific Daylight Time, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement and in the accompanying Notice of 2013 Annual Meeting of Shareholders. The Annual Meeting will be held at our principal executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588. The telephone number at that address is (925) 847-8600.

        We have elected to use the Internet as the primary means of providing our proxy materials for the Annual Meeting to shareholders. Consequently, we will send to most shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this Proxy Statement and our Annual Report for the year ended December 29, 2012 (the "Annual Report"), and for voting by mail, by telephone, over the Internet or in person. All shareholders who do not receive the Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

        The date of this Proxy Statement is April 9, 2013. For those shareholders receiving paper copies of proxy materials, we intend to mail this Proxy Statement and the accompanying Proxy Card, Notice of 2013 Annual Meeting of Shareholders and Annual Report on or about April 9, 2013 to shareholders entitled to vote at the Annual Meeting. For those shareholders receiving a Notice of Internet Availability of Proxy Materials, we intend to mail the Notice of Internet Availability of Proxy Materials on or about April 9, 2013 to shareholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

        Shareholders of record at the close of business on March 28, 2013 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 57,316,611 shares of the Company's common stock ("Common Stock") were outstanding. The Company's Common Stock is listed on the NASDAQ Global Select Market.

Voting

        Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares held of record on the Record Date are entitled or, alternatively, distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than nine candidates. However, no shareholder will be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share is entitled to one vote on each proposal that properly comes before the Annual Meeting.

Methods of Voting

        You may vote by mail, by telephone, over the Internet or in person at the meeting.

        Voting by Mail.    To vote by mail, if you received or choose to receive the proxy card by mail, you may sign and return the proxy card in the prepaid and addressed envelope provided with the proxy card. By signing and returning the proxy card, you are authorizing individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

        Voting by Telephone.    To vote by telephone, please follow the instructions included with your proxy card or the Notice of Internet Availability of Proxy Materials. If you vote by telephone, you do not need to complete and mail your proxy card.

        Voting over the Internet.    To vote over the Internet, please follow the instructions included with your proxy card or the Notice of Internet Availability of Proxy Materials. If you vote over the Internet, you do not need to complete and mail your proxy card.

        Voting in Person.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, that is, you hold a share certificate, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares. Contact your broker or other record holder of the shares for assistance if this applies to you.

Quorum; Abstentions; Broker Non-Votes

        The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required for a quorum at the Annual Meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to shareholders.

        "Broker non-votes" include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote the uninstructed shares on non-routine matters. The proposals to be voted on at the Annual Meeting include both routine matters, such as the ratification of our independent auditors, and non-routine matters, such as the election of directors and the advisory vote to approve the compensation of our Named Executive Officers.

Vote Required

        The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

        Each other item to be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

        All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. David A. Lehman, Senior Vice President, General Counsel and Secretary of the Company, has been appointed as the inspector of elections for the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not in and of itself be sufficient to revoke your proxy.

Solicitation of Proxies

        The cost of soliciting proxies in connection with this Proxy Statement has been or will be borne by us. In addition to solicitation by mail, we may request that banks, brokers and other custodians, nominees and fiduciaries send Proxy Statements to the beneficial owners of Common Stock. We may reimburse these banks, brokers and other custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Some of our directors, officers and other employees may, without additional compensation, solicit proxies personally, or by telephone, facsimile or e-mail.

Availability of Proxy Materials

        This Proxy Statement, our Annual Report, and the form of Proxy Card are available on the internet at http://phx.corporate-ir.net/phoenix.zhtml?c=95989&p=proxy. Each of these documents can be viewed online or printed and will remain available through the conclusion of the Annual Meeting.

Householding of Annual Disclosure Documents

        The Securities and Exchange Commission (the "SEC") has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our Annual Report and Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any household at which two or more Thoratec shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" proxy statements, annual reports and notices of Internet availability of proxy materials. If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement, or notice of Internet availability of proxy materials, as applicable, from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, a single copy of this Proxy Statement and the 2012 Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, have been sent to your address. This rule benefits both our shareholders and us. It reduces the volume of duplicate information received at a shareholder's house and helps reduce our expenses. Each shareholder that receives proxy materials by mail, however, will continue to receive individual proxy cards or voting instruction forms.

        If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker or other nominee record holder. We can also deliver a separate copy of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareholder upon either written request to Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Corporate Secretary, or upon oral request by calling (925) 847-8600. Similarly, if you share an address with another Thoratec shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions. In addition, copies of our SEC filings and certain other submissions are made available free of charge on the Investors page of our website at www.thoratec.com as soon as practicable after electronically filing or furnishing these documents with the SEC.

 BOARD OF DIRECTORS STRUCTURE AND COMPENSATION

Structure and Committees

        The current members of our Board of Directors (the "Board") are Gerhard F. Burbach, J. Daniel Cole, Steven H. Collis, Neil F. Dimick, Elisha W. Finney, D. Keith Grossman, William A. Hawkins, III, Paul A. LaViolette and Daniel M. Mulvena. Mr. Dimick serves as Chairman of the Board. Ms. Finney will not stand for reelection at the Annual Meeting. Todd C. Schermerhorn has been nominated for election to the Board to fill the resulting vacancy in the Board. The Board held a total of nine meetings during our 2012 fiscal year, which ended on December 29, 2012. During the 2012 fiscal year, the Board had an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, each of which held the number of meetings described below. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. While the Company encourages all members of the Board to attend the annual meetings of shareholders, there is no formal policy as to their attendance at annual meetings. All sitting members of the Board attended the 2012 Annual Meeting of Shareholders.

        The Board has determined that each of the current directors standing for re-election is an independent director, as defined by The Nasdaq Stock Market, Inc. ("NASDAQ") corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for Gerhard F. Burbach, who serves as our President and Chief Executive Officer. The Board annually evaluates the independence of its members. If he is elected, Todd C. Schermerhorn will be an independent director in accordance with the foregoing standards. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. In making its determination, the Board considers business and other applicable relationships in accordance with the director independence standards of NASDAQ and the Exchange Act, as currently in effect. The Board has also determined that all members of the Board's committees are independent of the Company under the director independence standards of NASDAQ and the Exchange Act. In addition, our independent directors meet in regularly scheduled executive sessions throughout the year.

Board Leadership Structure

        The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Over its history, the Company has had both a combined chairman and chief executive officer (1976 to 1994) and a separate non-employee chairman and chief executive officer (1995 to present). The Board believes that its current leadership structure, with Mr. Dimick serving as Chairman of the Board and Mr. Burbach serving as Chief Executive Officer, is in the best interest of shareholders at this time. The current structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Board Role in Risk Oversight

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the executive responsible for the appropriate subject area within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies and activities. When a committee receives the report, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

        The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive and non-executive compensation programs. The Compensation Committee retained Radford, an Aon Hewitt Company ("Radford"), an independent compensation consultant, to prepare an analysis regarding whether our compensation plans, policies and practices create risks that are reasonably likely to have a material adverse effect on Thoratec. Radford was engaged by, reported to, and was accountable to the Compensation Committee. The Compensation Committee, relying in part on the Radford analysis, reviewed the elements of our compensation programs and believes that risks arising from our compensation plans, policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        This Proxy Statement, including the preceding paragraph, contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings.

Audit Committee

        Our Audit Committee met nine times during fiscal 2012. The current members of this committee are Ms. Finney and Messrs. Cole and Dimick, with Ms. Finney serving as Chairwoman. Subject to and effective as of Mr. Schermerhorn's election to the Board at the Annual Meeting, the Board has appointed Mr. Schermerhorn to be a member of the Audit Committee of the Board. This committee operates under a written charter adopted by our Board. The Audit Committee reviews and reassesses the charter at least annually, and the charter was last amended in March 2010. The Audit Committee charter is available on the Investors page of our website at www.thoratec.com.

        The Board has determined that two members of the Audit Committee, Mr. Dimick and Ms. Finney, are "audit committee financial experts," as that term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. The Board has also determined that Mr. Schermerhorn is an "audit committee financial expert." As described above, Ms. Finney and Messrs. Cole and Dimick are independent directors, and Mr. Schermerhorn will be an independent director upon his election to the Board. The purposes of our Audit Committee include:

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  Overseeing our accounting and financial reporting process;

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  Overseeing the audits of our financial statements;

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  Overseeing our relationship with our independent auditors; and

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  Overseeing our system of internal controls.

        In discharging its duties, our Audit Committee, among its other duties:

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  Recommends to the Board the selection of the independent auditors and their compensation, evaluates the independent auditors and, where appropriate, recommends the replacement of the independent auditors;

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  Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent that management or the independent auditors bring any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

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  Meets quarterly with management and the independent auditors to review and discuss the quarterly financial statements and review quarterly earnings press releases;

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  Reviews significant changes to our accounting principles and practices proposed by the independent auditors or management;

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  Meets with management and the independent auditors to review and discuss reports on the adequacy and effectiveness of our internal controls; and

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  Reviews and approves all related party transactions, as discussed below under the heading "Certain Transactions."

        See "Report of the Audit Committee of the Board of Directors" below for more information.

Compensation Committee

        Our Compensation Committee met eight times during fiscal 2012. The current members of the Compensation Committee are Messrs. Collis, Hawkins, LaViolette and Mulvena, with Mr. LaViolette serving as Chairman. The Compensation Committee operates under a written charter adopted by our Board, which was most recently amended in March 2011. The Compensation Committee charter is available on the Investors page of our website at www.thoratec.com. As described above, all members of the Compensation Committee are independent directors. In addition, all Compensation Committee members are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All Compensation Committee members are also "non-employee directors" within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. Our Compensation Committee:

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  Reviews compensation and benefits for our employees generally and for our senior executives specifically, and makes recommendations to the full Board; and

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  Has authority to grant equity-based awards under the Amended and Restated Thoratec 2006 Incentive Stock Plan (the "2006 Plan") to officers, other than the CEO, employees and consultants.

        Among the Compensation Committee's duties and responsibilities set forth in its charter, the Compensation Committee has direct responsibility for and authority to:

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  Review and approve corporate goals and objectives relevant to chief executive officer compensation, evaluate the chief executive officer's performance in light of those goals and objectives, and recommend the chief executive officer's compensation to the Board based on this evaluation;

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  Develop, review and approve compensation policies and practices applicable to the Company's officers who are deemed to be "executive officers" of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits;

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  Make recommendations to the Board with respect to the Company's incentive compensation and equity-based compensation plans;

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  Review the compensation and benefits offered to non-employee directors and recommend changes to the Board as appropriate;

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  Review whether the Company's compensation policies and practices encourage unnecessary or excessive risk taking, and evaluate whether the financial incentives and risks relating to such policies and practices are appropriate; and

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  Administer and evaluate the Company's incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

        As set forth in the Compensation Committee's charter, the Compensation Committee has the authority to delegate such of its authority and responsibilities as the Compensation Committee deems proper to members of the Compensation Committee or a subcommittee.

        For each executive officer other than the chief executive officer, the chief executive officer makes recommendations to the Compensation Committee for annual adjustments to compensation levels and short-term and long-term incentive compensation components, based upon his assessment of each executive officer's performance, retention risks, potential within the organization and the results of market studies, as described in the Compensation Discussion and Analysis section of this Proxy Statement. The Compensation Committee reviews with the chief executive officer these assessments and recommendations and determines whether or not to approve and/or modify his recommendations.

        Consistent with prior years, the Compensation Committee retained Radford, an independent consultant specializing in compensation matters in the technology industry. The Compensation Committee requested Radford to prepare competitive market studies as to, and advise the Compensation Committee on, both executive and director compensation, including base salary or fees, cash incentive compensation, and long-term equity incentive compensation for 2012. Radford was engaged by, reported to, and was accountable to the Compensation Committee, and Radford was not allowed to conduct any other work for Thoratec without the authorization of the Compensation Committee. With the Compensation Committee's authorization, Radford assisted Thoratec in 2012 with the design of its Sales Compensation Program. In 2012, Thoratec also subscribed to Radford's survey database for industry-based global compensation and benefits information. The Compensation Committee has undertaken an evaluation of Radford's independence, including a review of these engagements, and determined that Radford does not have any business or personal relationship with Thoratec, its executives or members the Compensation Committee that raises any conflicts of interest with its selection as an independent compensation consultant to the Compensation Committee.

        See the discussion in the Compensation Discussion and Analysis section of this Proxy Statement, including the Competitive Market Analysis section, for a full discussion regarding processes and procedures for the determination of executive compensation.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2012, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board or our

Compensation Committee. In addition, none of the members of our Compensation Committee was an officer or employee of Thoratec or any of its subsidiaries during fiscal 2012 or was formerly an officer of Thoratec or any of its subsidiaries at any time in the past.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee met four times during fiscal 2012. The current members of this committee are Messrs. Cole, Collis and Dimick, with Mr. Collis serving as Chairman. This committee operates under a written charter adopted by our Board, which was last amended in May 2007. The Corporate Governance and Nominating Committee charter is available on the Investors page of our website at www.thoratec.com. The purposes of the Corporate Governance and Nominating Committee are to:

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  Identify and approve individuals qualified to serve as members of the Board;

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  Select director nominees for the next annual meeting of shareholders;

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  Review laws, rules and regulations regarding corporate governance and make appropriate recommendations to the Board; and

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  Provide oversight with respect to corporate governance and ethical conduct.

Board Compensation

        Directors who are employees of Thoratec do not receive additional compensation for serving on the Board or its committees. The following table sets forth the compensation earned by Thoratec's non-employee directors for their service on the Board in 2012.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
J. Daniel Cole	54,000	175,013	229,013
Steven H. Collis	54,000	175,013	229,013
Neil F. Dimick	94,000	175,013	269,013
Elisha W. Finney	60,000	175,013	235,013
D. Keith Grossman	40,000	175,013	215,013
William A. Hawkins.	46,000	425,035	471,035
Paul A. LaViolette.	52,000	175,013	227,013
Daniel M. Mulvena	46,000	175,013	221,013

(1)
Stock awards consist of automatic annual grants of 5,579 restricted stock units made on May 23, 2012 and, in the case of Mr. Hawkins, an initial grant of an additional 7,450 restricted stock units made on January 1, 2012. Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the grant date fair value of the restricted stock units computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of such restricted stock units are set forth under Note 9 of the Notes to Consolidated Financial Statements in Thoratec's Annual Report on Form 10-K for the year ended December 29, 2012.

(2)
As of December 29, 2012, none of the non-employee directors held outstanding options, and in addition, Messrs. Cole, Collis, Dimick, Grossman, and Mulvena and Ms. Finney each held 13,148 restricted stock units, and Messrs. Hawkins and LaViolette held 13,029 and 13,648 restricted stock units, respectively.

Narrative Disclosure to Director Compensation Table

        During the 2012 fiscal year, all non-employee directors received a $40,000 annual retainer. Each member of the Audit Committee, other than the Chairperson, received a $10,000 annual retainer. Each member of the Compensation Committee, other than the Chairperson, received a $6,000 annual retainer. Each member of the Corporate Governance and Nominating Committee, other than the Chairperson, received a $4,000 annual retainer. In addition to the annual Board retainer, the Chairperson of the Board received a $40,000 annual retainer. In lieu of the annual Audit Committee retainer, the Chairperson of the Audit Committee received a $20,000 annual retainer; in lieu of the annual Compensation Committee retainer, the Chairperson of the Compensation Committee received a $12,000 annual retainer; and in lieu of the Corporate Governance and Nominating Committee retainer, the Chairperson of the Corporate Governance and Nominating Committee received an $8,000 annual retainer. All retainers were paid in cash on a quarterly basis in arrears.

        For the 2013 fiscal year, all non-employee directors will receive a $50,000 annual retainer. Each member of the Audit Committee, other than the Chairperson, will receive a $10,000 annual retainer. Each member of the Compensation Committee, other than the Chairperson, will receive a $7,500 annual retainer. Each member of the Corporate Governance and Nominating Committee, other than the Chairperson, will receive a $5,000 annual retainer. In addition to the annual Board retainer, the Chairperson of the Board will receive a $50,000 annual retainer. In lieu of the annual Audit Committee retainer, the Chairperson of the Audit Committee will receive a $20,000 annual retainer; in lieu of the annual Compensation Committee retainer, the Chairperson of the Compensation Committee will receive a $15,000 annual retainer; and in lieu of the Corporate Governance and Nominating Committee retainer, the Chairperson of the Corporate Governance and Nominating Committee will receive a $10,000 annual retainer. All retainers are paid in cash on a quarterly basis in arrears.

        Non-employee directors are eligible to participate in the 2006 Plan. The 2006 Plan provides that in addition to any other discretionary awards that non-employee directors may be granted, non-employee directors will automatically be granted either restricted stock bonus awards or restricted stock units, as follows:

  •
  Initial grant of restricted stock units for that number of units calculated by dividing $250,000 by the per share fair market value of our Common Stock on the date of grant ("Initial Grant") upon commencing service on the Board. Such units will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service.

  •
  Annual grant of restricted stock units for that number of units calculated by dividing $175,000 by the per share fair market value of our Common Stock on the date of grant ("Annual Grant"). Such units have vested in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service. Effective as of the 2013 fiscal year, such units will fully vest on the first anniversary of the grant date, subject to continued service. The Annual Grant is granted immediately following the annual meeting of the Company's shareholders to each non-employee director provided they have served on the Board for at least three months prior to the date of the annual meeting.

The Initial Grant and Annual Grants are made at no cost to the non-employee directors. Each of the non-employee directors who served on the board of directors in 2012 received an Annual Grant of 5,579 restricted stock units on May 23, 2012.

Board Equity Ownership Guidelines

        In 2010, the Board adopted equity ownership guidelines that provide that, effective as of the 2011 fiscal year, the Board is subject to guidelines whereby (i) the aggregate value of the total shares of Company stock held by each member of the Board shall be at least five (5) times the annual base cash compensation for members of the Board, (ii) all members of the Board will have five (5) years from January 1, 2011 to become compliant with the equity ownership guidelines, and (iii) newly elected or appointed members of the Board will have five (5) years from the effective date they join the Board to become compliant with the equity ownership guidelines.

CODE OF ETHICS AND CORPORATE GOVERNANCE

        We have adopted a Code of Ethics that applies to all of our directors, officers and employees, and which meets the requirements of Item 406 of Regulation S-K of the Exchange Act. Our Code of Ethics is available on the Investors page on our website at www.thoratec.com, under "Investors—Corporate Governance." The code covers topics, including but not limited to, potential conflicts of interest, compliance with applicable governmental laws, rules and regulations and the reporting of violations of the code. Any amendments to the Code of Ethics will be posted on our website. The Board has the sole authority to approve any waiver of the Code of Ethics relating to the activities of any of our senior financial officers, other executive officers and directors. Any waiver of the Code of Ethics for these individuals will be disclosed promptly on Form 8-K or any other means approved by applicable SEC rules and NASDAQ listing standards.

        We have also adopted Corporate Governance Guidelines that provide guidelines for the conduct and operation of the Board, including the composition and selection of members of the Board, role of the Board, orientation and education of directors, conduct of Board meetings, structure and conduct of Board committees, and Board interaction with management, advisors, investors and shareholders. Our Corporate Governance Guidelines are available on the Investors page on our website at www.thoratec.com, under "Investors—Corporate Governance."

        For information on our corporate governance practices in addition to our Code of Ethics and Corporate Governance Guidelines, including the Company's Compliance Program, the charters approved by the Board for the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and the Audit Committee Complaint Procedures, please visit the Investors page on our website at www.thoratec.com, under "Investors—Corporate Governance."

DIRECTOR NOMINATIONS

Criteria for Nomination to the Board

        The Corporate Governance and Nominating Committee considers the appropriate balance of experience, skills and personal characteristics required of Board members, and seeks to ensure that at least a majority of the directors are independent under the rules of NASDAQ, and that members of the Company's Audit Committee meet the financial literacy and other requirements under NASDAQ and SEC rules. While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, willingness to devote adequate time to Board duties, the interplay of the candidate's experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Shareholder Recommendations for Director Candidates

        The Corporate Governance and Nominating Committee will consider written recommendations for director candidates from shareholders. Any such recommendations should be submitted to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary of the Company, and should include the following information: (a) all information relating to the candidate that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the recommendation and the number of shares of Common Stock that are owned beneficially and of record by the shareholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the candidate.

        Alternatively, shareholders intending to appear at an annual meeting of shareholders in order to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance and Nominating Committee was not requested to consider the candidate) must comply with the procedures in Section 4(c) of the Company's By-Laws. Shareholders can obtain a copy of the Company's By-Laws, without charge, by writing to our Corporate Secretary. Under the Company's By-Laws, and as described under "Deadline for Receipt of Shareholder Proposals" below, written notice of a nomination must be received by our Corporate Secretary no earlier than January 22, 2014 and no later than February 21, 2014 in order to be considered at the 2014 annual meeting of shareholders.

Process for Identifying and Evaluating Director Candidates

        The process for identifying and evaluating candidates for the Board is initiated by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance and Nominating Committee by reviewing the candidates' biographical information and qualifications and by checking the candidates' references. Qualified nominees are interviewed by at least one member of the Corporate Governance and Nominating Committee. All members of the Board are given the opportunity to meet with candidates recommended by the Corporate Governance and Nominating Committee, and based on input from such interviews and the information obtained by the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee evaluates which of the prospective candidates are qualified to serve as directors and whether the Corporate Governance and Nominating Committee should recommend to the Board that the Board nominate, or elect to fill a vacancy with, these final prospective candidates. Candidates recommended by the Corporate Governance and Nominating Committee are presented to the Board for selection as nominees to be presented for election by the shareholders or to fill a vacancy.

        The Corporate Governance and Nominating Committee evaluates shareholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

Board Nominees for the Annual Meeting

        Messrs. Burbach, Cole, Collis, Dimick, Grossman, Hawkins, LaViolette and Mulvena, who are all current members of the Board, are the directors standing for re-election at the Annual Meeting. Mr. Schermerhorn, who is not a current member of the Board, is standing for election at the Annual Meeting. Mr. Schermerhorn's nomination was recommended to our Corporate Governance and Nominating Committee by a non-employee director.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate directly with the Board by sending a certified or registered letter to any individual director, group of directors or Board committee c/o the Corporate Secretary of the Company, at the Company's main business address set forth above or by sending an email to any of the same individuals or groups at board@thoratec.com. The Corporate Secretary will review the correspondence and forward it to the individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Thoratec's business and financial operations, policies or corporate philosophy. Communications that are threatening, illegal or similarly inappropriate, and advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to any director or group of directors.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        A board of nine directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, each of whom is presently serving as director, except for Todd C. Schermerhorn, who is standing for his initial election to the Board at the Annual Meeting. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom such votes will be cumulated. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until the successor to such person has been elected and qualified. We do not expect that any nominee will be unable or will decline to serve as a director.

        The following table provides information concerning our director nominees:

Name of Nominee	Age	Position with Our Company	Director Since
Neil F. Dimick	63	Director and Chairman of the Board	2003
Gerhard F. Burbach	51	Director, President and Chief Executive Officer	2006
J. Daniel Cole	66	Director	1997
Steven H. Collis	51	Director	2008
D. Keith Grossman	52	Director	1996
William A. Hawkins, III	59	Director	2012
Paul A. LaViolette	55	Director	2009
Daniel M. Mulvena	64	Director	1997
Todd C. Schermerhorn	52	Nominee	—

        The principal occupations, positions and directorships for at least the past five years of our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Corporate Governance and Nominating Committee and Board of Directors to conclude that they should serve on the Board, are described below. In addition to the information presented below, we also believe that all of our director nominees possess high degrees of integrity and honesty and adhere to the highest ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. There are no family relationships among any of our directors or executive officers.

        Neil F. Dimick became a director of our Company in October 2003. In May 2007, Mr. Dimick became Chairman of the Board. Mr. Dimick was Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a pharmaceutical services company, from August 2001 to May 2002, and served as Senior Executive Vice President and Chief Financial Officer and a director of Bergen Brunswig Corporation, a predecessor to AmerisourceBergen, and was a member of that board's finance, investment and retirement committees for more than five years prior to its merger with AmeriSource Health in 2001. Mr. Dimick also spent eighteen years with the audit firm Deloitte & Touche LLP, where he was an audit partner and national director of the firm's real estate division. Mr. Dimick currently serves as a member of the board of directors of Alliance Imaging, Inc., Mylan Laboratories, Inc., Resources Connection, Inc. and WebMD Corporation and has additionally in the past five years served as a member of the board of directors of Emdeon Corporation and HLTH Corporation. The Board has selected Mr. Dimick to serve as a director because of his extensive experience serving on public company boards and board committees, as well as his leadership positions with both a major auditing firm and a pharmaceutical distribution company, resulting in a wealth of knowledge on financial, commercial and industry related matters.

        Gerhard F. Burbach, President, Chief Executive Officer and Director, joined our Company as President and Chief Executive Officer in January 2006. He was elected to the Board at the same time. From April 2005 to January 2006, Mr. Burbach served as President and Chief Executive Officer of Digirad Corporation, a provider of solid-state imaging products and services to cardiologist offices, hospitals and imaging centers. Before that he served for two years as president and chief executive officer of Bacchus Vascular Inc., a developer of interventional cardiovascular devices. Previously, he served for three years as chief executive officer of Philips Nuclear Medicine, a division of Philips Medical Systems specializing in nuclear medicine imaging systems. Until its acquisition by Philips Medical Systems, he spent four years at ADAC Laboratories, a provider of nuclear medicine imaging equipment and radiation therapy planning systems, where he became president and general manager of the nuclear medicine division. Mr. Burbach also spent six years with the consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm's healthcare practice. The Board has selected Mr. Burbach to serve as a director because of his extensive and highly relevant leadership experience in the medical technology industry, together with his unique perspective on the Company's operations due to his position as our President and Chief Executive Officer.

        J. Daniel Cole became a director of our Company in June 1997. Since March 1997, Mr. Cole has been a general partner of the Spray Venture Fund of Boston. Mr. Cole has also been a venture partner at Oxford Bioscience Partners since 2009. Mr. Cole was President and Chief Operating Officer of SciMed Life Systems Corporation, an interventional cardiology products company, from March 1993 to March 1995, and Senior Vice President and Group President of the vascular business of Boston Scientific Corporation, a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, from March 1995 to March 1997. He has also held a number of senior executive positions at Baxter Healthcare Corporation from April 1982 to January 1993, including President of its Edwards Less Invasive Surgery Division and its Critical Care Division. Mr. Cole also serves as a member of the board of directors of several private companies. The Board has selected Mr. Cole to serve as a director because of his extensive industry knowledge and experience, including operational, leadership and board experience from his executive positions at major medical technology companies, venture capital partnership positions, and memberships on the boards of various private medical technology companies. Mr. Cole is also particularly qualified because of his deep knowledge of Thoratec and its market due to his nearly sixteen years of service on our Board.

        Steven H. Collis became a director of our Company in January 2008. Mr. Collis is currently President and Chief Executive Officer of AmerisourceBergen Corporation, a pharmaceutical services corporation. From November 2010 until June 2011, Mr. Collis served as President and Chief Operating Officer, responsible for all AmerisourceBergen business units, and prior to November 2010 was Executive Vice President of AmerisourceBergen and President of its AmerisourceBergen Drug Company (ABDC). Mr. Collis joined Bergen Brunswig Corporation, a predecessor to AmerisourceBergen, in 1994 as general manager of Alternate Site Distributors, and was named President of its Specialty Group in 1999. He was previously a principal and general manager of Sterling Medical, a national provider and distributor of medical disposable supplies, health management services and continuous quality management programs to the home healthcare market. The Board has selected Mr. Collis to serve as a director because of the insight, experience and strategic perspective he brings to the Board from his long-term experience in the healthcare industry. Mr. Collis has served in leadership capacities at several healthcare companies, including his current role as the President and Chief Executive Officer and member of the board at one of the world's largest pharmaceutical services companies.

        D. Keith Grossman became a director of our Company in February 1996. Since December 2011, Mr. Grossman has been the President and Chief Executive Officer and a director of Conceptus, Inc, a women's health medical device company. From September 2007 to December 2011, Mr. Grossman served as a Managing Director with TPG (Texas Pacific Group), a private equity firm, in their healthcare investment team. From January 1996 until January 2006, Mr. Grossman served as our President and Chief Executive Officer. Prior to joining us, Mr. Grossman was a Division President of Major Pharmaceuticals, Inc., a pharmaceutical distributor, from June 1992 to September 1995, at which time it was sold. From July 1988 to June 1992, Mr. Grossman served as the Vice President of Sales and Marketing for Calcitek, Inc., a manufacturer of implantable medical devices and a division of Sulzermedica (formerly Intermedics, Inc.). Prior to 1988, Mr. Grossman held various other sales and marketing management positions within the McGaw Laboratories Division of American Hospital Supply Corporation. Mr. Grossman has served as a member of the board of directors of Intuitive Surgical, Inc. and Kyphon, Inc. The Board has selected Mr. Grossman to serve as a director because of his extensive medical technology industry experience, including ten years as our CEO formerly, current and past board positions on both public and private medical technology companies, and related operational, leadership, and market knowledge, including his current position as the CEO of a publicly listed medical device company, as well as his seventeen years of experience as a member of our Board.

        William A. Hawkins, III became a director or our Company on January 1, 2012. Since October 2011, Mr. Hawkins has served as President and Chief Executive Officer of Immucor, Inc., a manufacturer of automated instrument-reagent systems for the blood transfusion industry, and as a Senior Advisor to TPG Capital. From 2001 to 2011, Mr. Hawkins held a number of senior executive positions at Medtronic, Inc., a medical device manufacturer, including the role of Chairman and Chief Executive Officer. Prior to Medtronic, Mr. Hawkins was the Chief Executive Officer of Novoste Corporation and held leadership positions at American Home Products, Eli Lilly, Johnson & Johnson, and Guidant. Additionally, he has served on a number of corporate and non-profit boards of directors. The Board has selected Mr. Hawkins to serve as a director because of his leadership roles in the healthcare industry for over three decades, bringing industry knowledge, strategic insight, and depth of experience to the Board, spanning from technology innovation to market development to broader healthcare policy.

        Paul A. LaViolette became a director of our Company in May 2009. Since January 2011, Mr. LaViolette has been a partner with SV Life Sciences, a venture capital adviser and manager in the life sciences sector, where he was a venture partner from December 2008 until December 2010. Mr. LaViolette was Chief Operating Officer of Boston Scientific Corporation, a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, from 2004 until 2008 and joined Boston Scientific in January 1994. Prior to becoming its Chief Operating Officer, Mr. LaViolette held positions with Boston Scientific as Senior Vice President and Group President, Cardiovascular for Boston Scientific's Scimed, EPT and Target businesses, President of Scimed, Senior Vice President and Group President-Nonvascular Businesses, and President, Boston Scientific International, and Vice President-International. Prior to joining Boston Scientific, he was employed by C.R. Bard, Inc. in various capacities, including President, U.S.C.I. Division, President, U.S.C.I. Angioplasty Division, Vice President and General Manager, U.S.C.I. Angioplasty Division, and Vice President U.S.C.I. Division. Mr. LaViolette serves as a member of the board of directors of Conceptus, Inc. and TranS1, Inc., as well as a member of the board of directors of several private medical technology companies. The Board has selected Mr. LaViolette to serve as a director because of his operational, leadership and strategic knowledge and experience from serving in executive positions for major medical technology companies and currently as a venture capitalist focused on life sciences companies. He also has significant health policy experience due to his past participation as a board member and committee chair for the Advanced Medical Technology Association and his current participation as a board member of the Medical Device Manufacturers Association.

        Daniel M. Mulvena became a director of our Company in May 1997. Mr. Mulvena is the founder and owner of Commodore Associates, a consulting company. Mr. Mulvena was Group Vice President Cardiac/Cardiology and a member of the operating committee for Boston Scientific, a medical device company, from February 1992 to May 1995. Prior to that, he was the President and Chief Executive Officer and Chairman of Lithox Systems, Inc., an early stage medical device company. Prior to that, Mr. Mulvena held a number of executive positions, including President of the Implants Division and President of the Cardiosurgery Division, at C.R. Bard, Inc. From 1997 until February 2011, Mr. Mulvena also served as a member of the board of directors of Zoll Medical Corporation. The Board has selected Mr. Mulvena to serve as a director because of his directly relevant operational experience, knowledge and insight from his leadership positions with medical technology companies and board memberships. Mr. Mulvena's nearly sixteen years of service on our Board also provides him with particularly deep knowledge concerning our operations, strategy and market.

        Todd C. Schermerhorn retired as Senior Vice President and Chief Financial Officer of C.R. Bard, Inc. in August 2012. Mr. Schermerhorn joined Bard in 1985 as a cost analyst and has held various financial positions including Controller of the Vascular Systems Division and Vice President and Controller of the USCI division. In 1996, Mr. Schermerhorn was promoted to Vice President and Group Controller for Bard's Global Cardiology Unit. He was promoted to Vice President and Treasurer in 1998. Mr. Schermerhorn was elected to the position of Senior Vice President and Chief Financial Officer in 2003. The Board has nominated Mr. Schermerhorn to serve as a director because of his experience as a chief financial officer at a large market cap, publicly-held and leading medical device manufacturer, his ability to contribute to our Audit Committee as an SEC "financial expert" and his extensive experience in various capacities within the financial organization of a public company.

Required Vote; Recommendation of the Board

        The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under California law. Unless marked to the contrary, proxies received will be voted FOR the nine nominees as the proxy holders determine in order to elect as many of the nine nominees as possible, whether or not by cumulative voting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD
OF EACH OF THE DIRECTOR NOMINEES PROPOSED ABOVE.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        The following table provides information as of December 29, 2012 regarding securities authorized for issuance under the Company's equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	2,498,414	$25.98	5,217,846	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,498,414	$25.98	5,217,846

(1)
Consists of the Amended and Restated Thoratec 2006 Incentive Stock Plan, the 1997 Stock Option Plan, and the 2002 Employee Stock Purchase Plan (the "ESPP").

(2)
Includes 422,943 shares available for future issuance under the ESPP as of December 29, 2012.

 PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
("SAY-ON-PAY VOTE")

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

Summary

        We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 25. Our compensation program for our Named Executive Officers is designed to attract, motivate and retain qualified executives with substantive experience in the development, invention, regulatory approval, manufacture, marketing and sale of medical devices. The following is a summary of some of the underlying principles of our Named Executive Officer compensation program. We urge our shareholders to review the Compensation Discussion and Analysis section of this Proxy Statement and executive-related compensation tables for more information.

        We pay for performance by rewarding and differentiating among executives based on both overall company performance and individual performance. In addition to the annual variable cash incentive compensation, which is tied to both Company financial goals and individual performance goals, the Compensation Committee considers annual adjustments to compensation levels and short-term and long-term incentive compensation components based on each Named Executive Officer's performance, among other factors.

        We believe that our Named Executive Officer compensation program is aligned with our strategic business goals consistent with our corporate values. One element of our compensation program is annual variable cash incentive compensation that provides incentives for our Named Executive Officers to achieve the goals that we believe are most important to the near- and long-term success of the Company, as measured against specific performance criteria tied to both Company financial goals and individual performance goals.

        In addition, our long-term equity incentives, consisting of both stock options and restricted stock units, are designed to provide the Named Executive Officers with an equity stake in the Company so as to align the Named Executive Officers' interests with those of our shareholders. Stock options provide an opportunity for the Company to reward its Named Executive Officers if our share price increases and vest over a period of four years, which incentivizes long-term performance and retention. Awards of restricted stock units align the interests of Named Executive Officers with the interests of shareholders through awards that are directly tied to stock ownership, increase the reward to the Named Executive Officers when our stock price increases, and serve as a retention tool for the Named Executive Officers. Stock options and restricted stock units both link our Named Executive Officers' pay to shareholder value, but stock options put significant compensation value at risk in relation to increases in shareholder value, while restricted stock units are particularly effective as a retention tool.

        Another key principle of our Named Executive Officer compensation program is that total direct compensation should be competitive to, and generally in line with, that provided by our peers. To that end, consistent with prior years, in 2012 the Compensation Committee retained Radford, an independent compensation consultant, to prepare competitive market studies and to assist the Compensation Committee with assessing the competitiveness of the Named Executive Officers' total direct compensation as compared to executives with comparable experience in similar positions and job-related responsibilities at companies in the medical technology industry of comparable size and, to the extent possible, geographic location.

Required Vote; Recommendation

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve, on an advisory, non-binding basis, the compensation of the Company's Named Executive Officers. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the compensation of the Company's Named Executive Officers.

        Our Board believes that the information provided above and within the Compensation Discussion and Analysis and compensation tables included in this Proxy Statement demonstrates that our Named Executive Officer compensation program was designed appropriately and is working to ensure that management's interests are aligned with our shareholders' interests and support long-term value creation.

        The following resolution will be submitted for a shareholder vote at the annual meeting:

  RESOLVED, that the shareholders of Thoratec Corporation approve, on an advisory basis, the compensation of Thoratec's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADVISORY (NON-BINDING) VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

        In accordance with its charter, the Audit Committee has selected Deloitte & Touche LLP ("Deloitte & Touche"), independent auditors, to audit the Company's consolidated financial statements for fiscal 2013. The Board is asking shareholders to ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 28, 2013.

        Deloitte & Touche has served as our independent auditors since our inception. In accordance with standing policy, Deloitte & Touche periodically changes the personnel who work on our audit. In addition to performing the audit of our consolidated financial statements, Deloitte & Touche provided various other audit-related services during fiscal year 2011. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they wish to do so. Additionally, they will be available to respond to appropriate shareholder questions.

        Shareholder ratification of the selection of Deloitte & Touche as the Company's independent auditors is not required by the Company's By-Laws or applicable law. However, the Audit Committee is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its shareholders' best interests.

Required Vote; Recommendation of the Board

        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 28, 2013. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Deloitte & Touche.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control and audit process.

        Management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

        The Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed the audited financial statements with management.

  •
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended, as adopted by the PCAOB in Rule 3200T, as then in effect.

  •
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with the independent auditors their independence.

  •
  The Audit Committee has also considered whether the provision of other non-audit services by Deloitte & Touche LLP to the Company is compatible with the auditors' independence.

        Based on the review and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended December 29, 2012 be included in the Company's 2012 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        Each of the members of the Audit Committee is independent as defined under the listing standards of NASDAQ.

Submitted By: The Audit Committee
Elisha W. Finney, Chairwoman J. Daniel Cole Neil F. Dimick

1
The Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such acts.

FEES PAID TO ACCOUNTANTS FOR SERVICES RENDERED DURING FISCAL YEARS 2012 AND 2011.

        The fees billed to our Company for the fiscal years ended December 29, 2012 and December 31, 2011 by Deloitte & Touche, along with the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, are presented below.

  Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the years ended December 29, 2012 and December 31, 2011 and fees billed for other services rendered by Deloitte & Touche, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates during those periods. Amounts for fiscal 2012 include billings received during fiscal 2012 and fiscal 2013 and estimates of unbilled time for work related to the fiscal 2012 audit. Amounts for fiscal 2011 include billings received during fiscal 2011 and fiscal 2012.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$1,536,045	$1,460,895
Audit-Related Fees	—	$113,510
Tax Fees	$106,409	$106,575
All Other Fees	—	—

Total	$1,642,454	$1,680,980

        Audit Fees primarily represent amounts paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K, audit of the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and statutory audit requirements at non-U.S. locations. The 2012 Audit Fees includes estimated fees of $30,000 and $20,000, related to the 2012 audits of our U.K. subsidiary Thoratec Europe Limited and Switzerland subsidiary Thoratec Switzerland GmbH, respectively, which have not occurred yet.

        Audit-Related Fees primarily relate to assurance and related services for acquisition due diligence and review of regulatory and statutory filings.

        Tax Fees primarily relate to acquisition related tax services.

  Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        It is the policy of the Audit Committee to approve in advance all audit and permissible non-audit services to be provided to the Company by its independent auditors. The Audit Committee may delegate the authority to pre-approve such services to a designated member or members of the Audit Committee, so long as any such delegated approvals are disclosed to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all audit, audit-related, tax and other services provided by Deloitte & Touche for fiscal years 2012 and 2011 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee reviews any non-audit procedures on an ongoing basis to ensure that the rendering of any such services is compatible with maintaining Deloitte & Touche's independence.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 30, 2013 by:

  •
  Each of our directors and nominee for director;

  •
  Each Named Executive Officer, as defined in the "Executive Compensation" section below;

  •
  All directors and executive officers as a group; and

  •
  Each person who is known by us to own beneficially more than 5% of our Common Stock.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned(2)
Cadian Capital Management, LLC(3) 535 Madison Avenue, 36th Floor New York, NY 10022	5,152,551	9.0%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	4,377,936	7.6%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	3,610,720	6.3%
Gerhard F. Burbach(4)	613,010	1.1%
David A. Lehman(5)	109,792	*
J. Daniel Cole(6)	32,461	*
Neil F. Dimick(6)	30,373	*
Taylor C. Harris(7)	17,625	*
Elisha W. Finney(8)	17,554	*
D. Keith Grossman(9)	17,199	*
Steven H. Collis(6)	16,941	*
Daniel M. Mulvena(6)	16,441	*
Paul A. LaViolette(10)	14,691	*
Roxanne Oulman(11)	8,755	*
William A. Hawkins, III(12)	3,258	*
Todd C. Schermerhorn	0	*
Directors and Executive Officers as a Group (11 persons)(13)†	889,345	1.5%

*
Less than 1%

†
Excludes Roxanne Oulman. Ms. Oulman ceased to be an executive officer of the Company on October 10, 2012.

(1)
Unless otherwise indicated, the address of the persons set forth above is the address of our principal executive offices appearing elsewhere in this Proxy Statement.

(2)
Applicable percentage ownership for each shareholder is based on 57,316,611 shares of Common Stock outstanding as of March 30, 2013, together with applicable options and restricted stock units ("RSUs") for such shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Beneficial ownership also includes shares of Common Stock subject to options and warrants exercisable or convertible within 60 days of March 30, 2013 and RSUs vesting within 60 days of March 30, 2013. Shares of Common Stock subject to outstanding options exercisable and RSUs vesting within 60 days of March 30, 2013 are deemed outstanding for computing the percentage of ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to our knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder and such shares have not been pledged as security by the shareholder.

(3)
The number of shares beneficially owned is based on the named shareholder's most recent filings with the SEC on Schedule 13G and/or Schedule 13F as of December 31, 2012 for each of BlackRock, Inc., Cadian Capital Management, LLC and The Vanguard Group, Inc.

(4)
Includes 588,990 shares of Common Stock subject to options to purchase Common Stock that, on March 30, 2013, were unexercised, but were exercisable on or within 60 days after that date.

(5)
Includes 90,333 shares of Common Stock subject to options to purchase Common Stock that, on March 30, 2013, were unexercised, but were exercisable on or within 60 days after that date.

(6)
Includes 5,168 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

(7)
Includes 12,000 shares of Common Stock subject to options to purchase Common Stock that, on March 30, 2013, were unexercised, but were exercisable on or within 60 days after that date.

(8)
Includes 1,000 shares of Common Stock held by the Robert D. Finney and Elisha W. Finney 2000 Revocable Trust. Ms. Finney is a trustee of the trust, with shared voting and investment power of the shares held in the trust. Includes 5,168 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

(9)
Includes 12,031 shares of Common Stock held by the D. Keith Grossman & Hallie Hildebrand Grossman, TTEES Grossman Family Trust. Mr. Grossman is a trustee of the trust, with shared voting and investment power of the shares held in the trust. Includes 5,168 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

(10)
Includes 5,668 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

(11)
Includes 6,000 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

(12)
Includes 1,395 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

(13)
Includes 691,323 shares of Common Stock subject to options to purchase Common Stock that, on March 30, 2013, were unexercised, but were exercisable on or within 60 days after that date and 38,071 shares of Common Stock subject to RSUs that, on March 30, 2013, were unvested, but were expected to vest on or within 60 days after that date.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the "Summary Compensation Table" below and the factors relevant to an analysis of these policies and decisions. For the fiscal year ending on December 29, 2012, our "Named Executive Officers" consisted of Gerhard F. Burbach, President and Chief Executive Officer; David A. Lehman, Senior Vice President, General Counsel and Secretary; Taylor C. Harris, Vice President and Chief Financial Officer; and Roxanne Oulman, Vice President of Finance and former Interim Chief Financial Officer. Ms. Oulman ceased to be our Interim Chief Financial Officer on October 10, 2012 in connection with the appointment of Mr. Harris, and on March 21, 2013, Ms. Oulman resigned as an employee of Thoratec.

OVERVIEW OF 2012

        We entered 2012 after having experienced rapid growth in recent years, spurred by the FDA approval and our launch of the HeartMate II® LVAS (Left Ventricular Assist System) for the Bridge-to-Transplant indication in April 2008 and the Destination Therapy indication in January 2010. The 2012 year was marked by many successes, including strong performance of our HeartMate II franchise in both the United States and international markets, integration of the Levitronix Medical business, continued growth in our CentriMag and PediMag product line, and important progress in our pipeline of new technologies. Revenues from continuing operations in fiscal 2012 increased 16.3 percent over those in fiscal 2011; net income from continuing operations on a GAAP basis in fiscal 2012 was $56.2 million, or $0.94 per diluted share, versus GAAP net income of $72.6 million, or $1.20 per diluted share, in fiscal 2011; and we ended fiscal 2012 with 323 HeartMate II centers globally, an increase of 30 centers during the year.

        We believe that the Named Executive Officers were instrumental in achieving our financial performance and company successes. In an effort to, among other things, align compensation with our strategic business goals, remain competitive for leadership talent, reward corporate financial and individual performance, align the interests of the Named Executive Officers and stockholders and manage risks, the Board and the Compensation Committee took the following key compensation actions:

  •
  Increased Base Salaries of Certain Named Executive Officers.  In line with our pay-for-performance philosophy, base salary increases were determined based on individual performance and other relevant factors, such as peer group compensation benchmarking. The resulting base salary increases in fiscal 2012 equaled five percent for each Named Executive Officer other than Mr. Harris, whose base salary increased 31% in total during fiscal 2012, including a 25% increase in connection with his appointment to Vice President and Chief Financial Officer.

  •
  Awarded Cash Incentive Compensation.  The Named Executive Officers earned a cash performance bonus tied to the achievement of financial goals and individual performance goals that the Compensation Committee determined to be important to the success of the Company. The Compensation Committee reviews the cash incentive program annually to ensure that the program provides adequate incentives to Named Executive Officers.

  •
  Awarded Long Term Equity Incentive Compensation.  The Named Executive Officers were granted long-term equity incentives through a mix of stock options and restricted stock units in order to link our Named Executive Officers' pay to shareholder value, increase stock ownership and act as a retention tool. In line with our pay-for-performance philosophy, the size of each equity award grant was determined based upon, among other things such as peer group competitiveness, the Named Executive Officer's individual performance.

  •
  Stock Ownership Guidelines.  In early 2011, the Compensation Committee adopted stock ownership guidelines for the Company's officers of the rank of vice president and above, including the Named Executive Officers, to help ensure the continued alignment of the interests of our Named Executive Officers and our shareholders. These stock ownership guidelines work in conjunction with our insider trading policy which prohibits officers, including the Named Executive Officers, from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company's securities at any time.

OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

        Our compensation program for our Named Executive Officers is designed to attract, motivate and retain qualified executives with substantive experience in the development, invention, regulatory compliance, manufacture, marketing and sale of medical devices. Our Named Executive Officer compensation program is based on the following underlying principles:

  •
  The Named Executive Officer compensation program and payouts should be aligned with our strategic business goals consistent with our corporate values;

  •
  Named Executive Officers' total direct compensation (consisting of salary, annual incentive compensation, and long-term equity incentive opportunities) should be competitive;

  •
  The Company should pay for performance by rewarding and differentiating among executives based on both overall company performance and individual performance;

  •
  The Named Executive Officer compensation program should align the interests of our Named Executive Officers with those of our shareholders; and

  •
  The Company should manage risk through oversight and compensation design features and practices and through a balanced approach to performance measurement and pay delivery.

        The Compensation Committee assesses our Named Executive Officer compensation program annually to monitor our adherence to these principles.

DETERMINING EXECUTIVE COMPENSATION

        As discussed in further detail below, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, and input from management and the members of the Board, determines compensation levels for our Named Executive Officers by compiling external market data and assessing the competitiveness of our compensation levels relative to such market data while taking into account each Named Executive Officer's level of responsibility, individual performance, level of experience, and tenure with the Company.

Compensation Consultant

        Consistent with prior years, in fiscal 2012, Radford, an independent compensation consultant, was retained by the Compensation Committee. The Compensation Committee requested Radford to prepare competitive market studies as to, and advise the Compensation Committee on, both executive and director compensation, including base salary or fees, cash incentive compensation, and long-term equity incentive compensation for fiscal 2012. As discussed in "Board of Directors Structure and Compensation—Compensation Committee" section in this Proxy Statement, the Compensation Committee has determined that Radford does not have any business or personal relationship with Thoratec, its executives or members the Compensation Committee that raises any conflicts of interest with its selection as an independent compensation consultant to the Compensation Committee.

Competitive Market Analysis

        Each year the Compensation Committee, with the assistance of Radford, reviews the competitiveness of the Named Executive Officers' total direct compensation (consisting of base salary, annual cash incentive compensation and long-term equity incentive compensation). In addition, the Compensation Committee also reviews the prevalence of other elements of compensation, such as change of control and severance benefits and executive-level benefit plans, as part of this annual study.

        The goal of the Compensation Committee's market analysis is to assess the competitiveness of the Named Executive Officers' total direct compensation as compared to executives with comparable experience in similar positions and job-related responsibilities at companies in the medical technology industry of comparable size and, to the extent possible, geographic location. The Compensation Committee and Radford, with input from management, have developed a primary peer group of corporations, the compensation programs of which are reviewed for this annual market study.

        The primary peer group consists of medical device companies of generally comparable size, based upon market capitalization and annual revenue. We have chosen not to limit the primary peer group to our immediate geographic peers as we compete for experienced executives in various other geographic regions where biotechnology/biomedical/pharmaceutical companies are located (including the San Francisco Bay Area, central New Jersey, Minneapolis and the greater Boston area). This primary peer group is used to formally benchmark each element of total direct compensation (described in more detail below).

        In developing the primary peer group and comparison information, the Compensation Committee and Radford generally relied on compensation information reported in the peer group companies' public filings.

        The following seventeen companies comprised the primary peer group for fiscal 2012 decision making. As compared to our peer group for fiscal 2011, our peer group for fiscal 2012 was amended to remove two companies, American Medical Systems and Immucor, that had been acquired and are no longer public companies and to add HeartWare International, ZOLL Medical and the Cooper Companies, which are appropriate based on the criteria described above. As compared to this peer group, we are at approximately the 17th percentile for number of employees, the 37th percentile for revenues and the 73rd percentile for market capitalization.

Abiomed Inc.	Haemonetics Corporation	ResMed Inc.
Align Technology, Inc.	HeartWare International	SonoSite, Inc.
Arthrocare Corporation	Integra LifeSciences Holdings Corporation	Volcano Corporation
Cooper Companies	Intuitive Surgical, Inc.	Wright Medical Group, Inc.
Cyberonics, Inc.	Masimo Corporation	ZOLL Medical
Edwards LifeSciences Corporation	NuVasive, Inc.

        The Compensation Committee targets base salaries for our Named Executive Officers at the 50th percentile, total cash compensation (comprised of base salary and annual incentive compensation) at the 75th percentile, and total direct compensation (comprised of base salary, annual incentive compensation and equity compensation) at the 75th percentile, in each case, as compared to the primary peer group. The Compensation Committee has determined that providing compensation at these levels allows us to control base salaries while providing sufficient incentives to attract and retain highly qualified executives, remaining geographically competitive (taking into account the relatively high cost of our market as compared to other areas of the country) and adhering to the principles outlined above. The actual targeted total direct compensation for each Named Executive Officer may be above or below the 75th percentile, reflecting the Named Executive Officer's overall individual contribution, scope of responsibilities, level of experience, and tenure with the organization. References in this Compensation Discussion and Analysis to "market" refer to the review of the primary peer group, as discussed above.

        In addition to the primary peer group, the Compensation Committee also reviews the compensation practices of medical device companies that are much larger than Thoratec based on number of employees, market capitalization and revenue. The Compensation Committee does not use information regarding these larger companies to formally benchmark the compensation levels provided to our Named Executive Officers (due to differences in the scope of job responsibilities for executives holding similar titles); however, the Compensation Committee does review the compensation practices and programs of these market leaders for purposes of determining and confirming best practices in our industry.

Compensation Determinations

        In addition to the market analysis, in making compensation decisions the Compensation Committee also takes into account recommendations from our chief executive officer and our vice president of human resources, as well as information from other members of the Board.

        For each Named Executive Officer other than the chief executive officer, the chief executive officer makes recommendations for annual adjustments to compensation levels and short-term and long-term incentive compensation components to the Compensation Committee based upon his assessment of each Named Executive Officer's performance, retention risks, potential within the organization and the results of the market study described above. The Compensation Committee reviews with the chief executive officer these assessments and recommendations and determines whether or not to approve and/or modify the recommendations. The chief executive officer's performance with respect to his individual factors is evaluated by the Compensation Committee with input from the Board. The Compensation Committee makes recommendations to the Board regarding annual adjustments to the chief executive officer's compensation levels and short-term and long-term incentive compensation components based on these assessments. The Board then determines the compensation for the chief executive officer based on these recommendations.

Shareholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Shareholders, our shareholders voted in a non-binding advisory vote in favor of having a non-binding shareholder vote on executive compensation once every year. The next such non-binding advisory vote to approve the frequency of our non-binding shareholder vote on executive compensation will take place at our 2014 Annual Meeting of Shareholders.

        At our 2012 Annual Meeting of Shareholders, our shareholders voted in a non-binding advisory vote to approve the compensation of our Named Executive Officers. The Compensation Committee reviewed the result of the shareholders' advisory vote on executive compensation. In light of the approval by a substantial majority of our shareholders of the compensation programs described in our 2012 proxy statement (representing almost 91% of the shares represented in person or by proxy at the meeting and entitled to vote), the Compensation Committee did not implement changes to our executive compensation programs. The compensation for each of the Company's Named Executive Officers for fiscal year 2012 reflects the continued improvements in each individual's performance and the results of the Company's financial and operating performance. Additionally, based on the shareholder vote in favor of having a non-binding shareholder vote on executive compensation once every year, the Board approved the submission of the executive compensation to the shareholders for an advisory vote at the 2013 Annual Meeting of Shareholders.

ELEMENTS OF EXECUTIVE COMPENSATION

        The Named Executive Officer compensation program is comprised of the following elements, although not all the Named Executive Officers receive each element listed under "other compensation and benefits":

  •
  Total direct compensation, consisting of:

  •
  Base salary;

  •
  Annual cash incentive compensation; and

  •
  Long-term equity incentive compensation (including stock options and restricted stock units).

  •
  Other compensation and benefits, consisting of:

  •
  Participation in welfare benefit plans; and

  •
  Participation in tax-qualified and nonqualified deferred compensation plans.

  •
  Severance and change of control benefits.

  •
  Certain limited perquisites and other personal benefits.

Base Salaries

        We offer all of our Named Executive Officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executives. They provide financial certainty and stability, reward individual performance and are determined consistent with the methodology outlined above. Salaries are reviewed annually by the Compensation Committee, but do not automatically increase.

        For 2012, the Compensation Committee targeted base salaries for the Named Executive Officers at the 50th percentile of the market. The following summarizes adjustments (if any) made to base salaries for the Named Executive Officers during 2012:

  •
  Gerhard F. Burbach received a 5.00% increase in base pay increasing his base pay from $530,400 to $556,920 annually. This increase was based on his individual performance and his position relative to market levels as provided by our peer group analysis. Following the increase, Mr. Burbach's base salary was slightly below the 50th percentile for our peer group companies.

  •
  David A. Lehman received a 5.00% increase in base pay increasing his base pay from $311,882 to $327,476 annually. This increase was based on his individual performance, scope of responsibilities, and position relative to market levels as provided by our peer group analysis. Following the increase, Mr. Lehman's base salary was in the 50th percentile for our peer group companies.

  •
  Taylor C. Harris received a 30.95% increase in base pay increasing his base pay from $210,000 to $275,000 annually. This increase was based on the appointment of Mr. Harris as Vice President and Chief Financial Officer, effective October 10, 2012, and based on his individual performance, scope of responsibilities, and position relative to market levels. Mr. Harris was not an executive officer prior to becoming Chief Financial Officer, and as such his compensation was not evaluated as part of the peer group analysis that is conducted at the beginning of the year.

  •
  Roxanne Oulman received a 5.00% increase in base pay increasing her base pay from $229,641to $241,124. This increase was based on her individual performance, scope of responsibilities, and position relative to market levels as provided by our peer group analysis. Following the increase, Ms. Oulman's base salary was in the 50th percentile for our peer group companies. Ms. Oulman ceased to be our Interim Chief Financial Officer effective October 10, 2012 in connection with the appointment of Mr. Harris, and on March 21, 2013, Ms. Oulman resigned as an employee of Thoratec.

Annual Cash Incentive Compensation

        We provide all Named Executive Officers the opportunity to earn variable cash compensation under our Corporate Executive Incentive Plan. The purpose of this plan is to reward the Named Executive Officers for performance during a single fiscal year and to provide appropriate incentives for them to achieve those goals that are most important to the near and long-term success of the Company, as measured against specific performance criteria relative to financial results and individual performance. Target incentive bonus opportunities, expressed as a percentage of base salary, for the Named Executive Officers for fiscal 2012 were as follows (in each case these levels were determined consistent with the methodology outlined above):

Named Executive Officer	2012 Target Bonus Percentage
Gerhard F. Burbach	100%
David A. Lehman	60%
Taylor C. Harris	50%
Roxanne Oulman	50%

        In fiscal 2012, Mr. Harris's target bonus percentage as Vice President and Chief Financial Officer was 50%, and his target bonus percentage as Senior Director, Investor Relations and Business Development was 30%. The actual annual bonus paid to each Named Executive Officer is determined based upon the Named Executive Officer's target bonus multiplied by the Named Executive Officer's relative achievement with respect to his or her individual performance goals and the Company's (or with respect to the division/subsidiary presidents, the operating unit's) achievement of two equally-weighted financial goals (each described in more detail below). For fiscal 2012, 20% of the target bonus percentages for Messrs. Burbach and Lehman and Ms. Oulman was comprised of achievement of individual performance goals, and 40% was comprised of achievement of each financial goal. During the period following Mr. Harris's appointment as Vice President and Chief Financial Officer, 20% of his target bonus was comprised of achievement of individual performance goals, and 40% was comprised of achievement of each financial goal. Prior to such appointment, when Mr. Harris held the position of Senior Director, Investor Relations and Business Development, 40% of his target bonus was comprised of achievement of individual performance goals, and 30% was comprised of achievement of each financial goal.

Financial Goals

        As noted above, the annual bonus paid to each Named Executive Officer is based in part upon the achievement of two equally-weighted financial goals. The performance measures used for these financial goals are reviewed annually by the Compensation Committee, in consultation with management, to assure that they align with what the Compensation Committee and management believe are the most important drivers of both annual financial performance and long-term shareholder value. Under the Corporate Executive Incentive Plan, in which each Named Executive Officer participates, the financial targets for fiscal 2012 were based upon the Company's overall revenue and non-GAAP income before tax. The Compensation Committee chose revenue and non-GAAP income before tax as the performance metrics under the Company's annual bonus plan, with equal weighting, as it believes that non-GAAP income before tax is an important indicator of the Company's current profitability and a priority to the Company's shareholders, and that as a growth company, revenue is an important indicator of the Company's potential for increasing long-term shareholder value. Non-GAAP income before tax means GAAP net income before taxes excluding, as applicable, amortization of purchased intangibles, acquisition transaction related non-recurring costs and certain other non-recurring costs, and also excluding share-based compensation expense.

        The achievement of each of these goals for purposes of calculating the annual bonus for our Named Executive Officers is determined independently based on a formula that compares actual achievement to the performance target for the year. Achievement of the financial goals below the threshold level would result in no payout for that goal. The payout percentage is increased for performance above the target level for either or both the revenue goal and the non-GAAP income before tax goal. The increase is based on the average of the revenue overachievement modifier and the non-GAAP income before tax overachievement modifier, where the revenue modifier is calculated as a 6.67% increase for each 1% of revenue performance above the target and the non-GAAP income before tax modifier is calculated as a 4% increase for each 1% of non-GAAP income before tax performance above the target. However, this increased payout percentage is capped such that a Named Executive Officer's total annual bonus may not exceed 200% of the Named Executive Officer's target bonus. The Compensation Committee believes that incorporating this type of leverage and payment acceleration in the annual bonus formula encourages superior performance and fosters greater initiative, resourcefulness, teamwork and efficiency among our Named Executive Officers and other members of senior management. The following table sets forth the fiscal 2012 financial goals set by the Compensation Committee and the achievement of those goals (dollar amounts in thousands):

	Threshold Level	Target Level	Actual Achievement Percentage
Corporate Executive Incentive Plan
2012 Revenue	$417,074	$463,415	106.09%
2012 Non-GAAP Income Before Tax	$138,815	$163,312	106.44%

Individual Performance Goals

        At the beginning of each year, the Compensation Committee, with input from our chief executive officer and vice president of human resources, establishes individual performance goals for each Named Executive Officer, other than the chief executive officer. Individual performance goals for the chief executive officer are developed by the Compensation Committee and are reviewed and approved by the Board. These qualitative performance goals vary by Named Executive Officer and focus upon strategic, operational and project-oriented objectives for the functional areas over which the Named Executive Officer has responsibility. The Compensation Committee designs these objectives to drive long-term growth and strategic positioning, although these objectives do not necessarily translate into current year financial results. For 2012, the individual performance goals represented 20% of the target bonus percentage for each of Messrs. Burbach and Lehman and Ms. Oulman. In 2012, the individual performance goals represented 20% of Mr. Harris's target bonus while performing the duties of Vice President and Chief Financial Officer, and 40% of Mr. Harris's target bonus while performing the duties of Sr. Director, Investment Relations and Business Development. The individual performance goals established by the Board for the chief executive officer and the individual performance goals established by the Compensation Committee for each of the other Named Executive Officers, other than Ms. Oulman, as well as the respective achievement determinations for fiscal 2012 are described below:

        Mr. Burbach's goals were to: drive the successful achievement of the cardiovascular division operating plans with a focus in the areas of market leadership, product innovation, clinical leadership and quality improvement; advance key strategic imperatives with a focus on development of the Company's PHP program and additional diversification opportunities; and build organizational capabilities to support the continued growth and success of Thoratec. The Board assessed Mr. Burbach's 2012 performance against each of his individual performance goals and determined that in total Mr. Burbach achieved 85% of his individual performance goals.

        Mr. Lehman's goals were to: provide legal counseling and support for the Company's market leadership goals, including supporting the creation or acquisition of Thoratec's services business; oversee intellectual property support for business development initiatives, the Company's PHP program and next generation products and cross platform technologies; implement a document retention program; design and roll out compliance programs addressing HIPAA and the Company's services business; and assess and build appropriate organizational capabilities within the Legal Department to support business initiatives of the Company. The Compensation Committee assessed Mr. Lehman's 2012 performance against each of his individual performance goals and determined that in total Mr. Lehman achieved 88% of his individual performance goals.

        Mr. Harris's goals as Vice President and Chief Financial Officer were to: successfully transition into the role of Vice President and Chief Financial Officer, including hiring and retaining key personnel; execute against critical financial processes; and complete targeted responsibilities from his prior role as Senior Director, Investor Relations and Business Development. Mr. Harris's goals as Senior Director, Investor Relations and Business Development were to: manage communications with existing and new investors; update and execute the Company's investor relations strategy; drive the creation or acquisition and integration of Thoratec's services business; and lead the development of the Company's strategic plan. The Compensation Committee assessed Mr. Harris's 2012 performance in the roles of Vice President and Chief Financial Officer and Senior Director, Investor Relations and Business Development against each of his individual performance goals for such positions and determined that in total Mr. Harris achieved 81.3% of his combined individual performance goals.

        The Compensation Committee did not assess Ms. Oulman's achievement of her individual performance goals as the Company and Ms. Oulman entered into a transition and separation agreement on October 10, 2012, which provided in part that for the purpose of calculating Ms. Oulman's incentive bonus for fiscal year 2012, the personal objective component of the bonus would be deemed to be achieved at the rate of 90%.

        At year end, the Compensation Committee evaluates the performance of each Named Executive Officer relative to these qualitative and quantitative goals based upon the chief executive officer's recommendations, except for the evaluation of the chief executive officer, which the Compensation Committee and the Board determine directly. These qualitative goals require subjective evaluation. The determination of the overall individual performance target achievements involves the Board's or the Compensation Committee's subjective process of evaluation, including such subjective factors as overall performance of the individual against individual goals and external conditions and events affecting the goals.

        Based on the actual achievement percentage of the financial goals and the individual performance goals for each Named Executive Officer, the following table sets forth the actual bonus earned for 2012:

Named Executive Officer	Actual Financial Goals Achievement Percentage	Actual Financial Goals Bonus Earned in 2012	Actual Individual Goals Achievement Percentage	Actual Individual Goals Bonus Earned in 2012	Over- achievement Bonus Earned in 2012	Total Actual Bonus Earned in 2012
Gerhard F. Burbach	100%	$445,536	85.0%	$94,676	$179,319	$719,531
David A. Lehman	100%	$157,188	88.8%	$34,896	$63,761	$255,845
Taylor C. Harris	100%	$57,268	81.3%	$21,754	$21,217	$100,238
Roxanne Oulman	100%	$96,450	90%	$21,701	$39,219	$157,370

        We do not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Long-Term Equity Incentive Compensation

        Consistent with the principles outlined above, long-term incentives are designed to provide the Named Executive Officers with an equity stake in the Company so as to align the Named Executive Officers' interests with those of our shareholders and create significant incentives for executive retention. The Compensation Committee intends that long-term equity incentive compensation awards, when taken together with the base salary and annual incentive compensation opportunities provided to the Named Executive Officers, would result in total direct compensation to the Named Executive Officers at the 75th percentile, assuming performance at the target level under the annual incentive compensation plan, as compared to executives in similar positions at companies in the primary peer group. In fiscal 2012, we made equity grants in the form of stock options and restricted stock units to the Named Executive Officers. Stock options provide an opportunity for the Company to reward its Named Executive Officers if our share price increases and incentivizes retention. Awards of restricted stock units align the interests of Named Executive Officers with the interests of shareholders through stock ownership, increase the reward to the Named Executive Officers when our stock price increases, and serve as a retention tool for the Named Executive Officers. Stock options and restricted stock units both link our Named Executive Officers' pay to shareholder value, but stock options put significant compensation value at risk in relation to increases in shareholder value, while restricted stock units are particularly effective as a retention and stock ownership tool.

        When allocating long-term incentive compensation opportunities, the Compensation Committee first establishes a target dollar amount for the equity-based compensation awards to be made to each Named Executive Officer (determined as described above). The Compensation Committee then allocated the target dollar amount evenly, based on their respective values, between stock options and restricted stock units to achieve target amounts for each Named Executive Officer. The Compensation Committee believes that a mix of stock options and restricted stock units creates an effective tool for incentivizing and retaining those executives who are most responsible for influencing shareholder value by balancing variable compensation (stock options) and compensation with a built-in value at the time of grant (restricted stock units). The Compensation Committee then determines the number of shares subject to stock options to be granted to the Named Executive Officers based upon the value allocated to stock options using a Black-Scholes option pricing model.

        Both the stock options and restricted stock units granted in 2012 to our Named Executive Officers vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.

        For 2012, the Compensation Committee targeted equity awards for the Named Executive Officers at the 75th percentile of the market. The following summarizes the awards (if any) made to each Named Executive Officer during 2012:

  •
  Gerhard F. Burbach received an equity grant valued at $3,481,000 that consisted of 133,572 stock options and 56,768 restricted stock units. This award was based on his individual performance and his position relative to market levels as provided by our peer group analysis. The equity grant awarded to Mr. Burbach represented the 75th percentile for our peer group companies.

  •
  David A. Lehman received an equity grant valued at $739,560 that consisted of 28,379 stock options and 12,062 restricted stock units. This award was based on his individual performance and his position relative to market levels as provided by our peer group analysis. The equity grant awarded to Mr. Lehman was above the 75th percentile for our peer group companies.

  •
  Taylor C. Harris received an equity grant valued at $210,000 that consisted of 6,447 stock options and 4,111 restricted stock units. This award was based on his individual performance. This award was made prior to Mr. Harris being appointed an executive officer and as such was not part of the peer group analysis. In connection with his appointment as Vice President and Chief

    Financial Officer, effective October 10, 2012, the Board awarded Mr. Harris an equity grant valued at $275,000 that consisted of 7,687 stock options and 4,900 restricted stock units. Both such equity grants vest in equal 25% increments on each of the first four anniversaries of the grant date.

  •
  Roxanne Oulman received an equity grant valued at $515,400 and consisted of 19,778 stock options and 8,406 restricted stock units. This award was based on her individual performance and her position relative to market levels as provided by our peer group analysis. The equity grant awarded to Ms. Oulman was above the 75th percentile for our peer group companies.

Grant Timing Policy

        The Compensation Committee and senior management monitor our stock option and restricted stock unit grant policies to ensure that they comply with governing regulations and are consistent with good corporate practice. In fiscal 2012, other than the grants made to Mr. Harris in connection with his appointment as our Chief Financial Officer, grants to Named Executive Officer were made at Compensation Committee meetings held at the same time as the first quarter meetings of the Board of Directors (which meeting dates were set several months in advance), after results for the preceding fiscal year became available, enabling the Compensation Committee to consider both the prior year's performance and expectations for the succeeding year in making grant decisions. The grants made to Mr. Harris were approved at the last meeting of the Compensation Committee prior to his appointment as Vice President and Chief Financial Officer. The Compensation Committee maintains the discretion to make grants at other times of the year when it determines appropriate. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Deferred Compensation Plan

        The Named Executive Officers may elect to defer compensation payable to them, under our Deferred Compensation Plan. We maintain this plan for the purpose of providing a competitive benefit and allowing Named Executive Officers an opportunity to defer income tax payments on their cash compensation. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan. See the table in the "Nonqualified Deferred Compensation for Fiscal Year 2012" section in this Proxy Statement for more information relating to our Deferred Compensation Plan.

Other Employee Benefit Plans

        The Named Executive Officers are eligible for the same benefits available to our employees generally. These include participation in a tax-qualified 401(k) plan, the employee stock purchase plan, and group life, health, dental, vision, and disability insurance plans. Additionally, we pay the premiums on supplemental disability insurance for employees at the level of senior director or higher.

Severance Benefits

        We have entered into agreements with our Named Executive Officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. We provide these benefits as a means of remaining competitive, retaining executives, focusing executives on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. Please refer to the discussion under "Potential Payments upon Termination or Change of Control" below for a more detailed discussion of these arrangements.

        Consistent with our long-standing severance policy for executive officers, these arrangements provide for standard severance benefits upon a termination of the Named Executive Officer's employment with the Company without cause, not in connection with a change of control, of one times (two times for Mr. Burbach) base salary. Arrangements with our Named Executive Officers other than Ms. Oulman also include monthly payments for COBRA continuation coverage up to 12 months. If one of our Named Executive Officers other than Ms. Oulman is terminated without cause or resigns for good reason within 18 months following a change of control, such Named Executive Officer will receive enhanced severance benefits of two times (2.5 times for Mr. Burbach) the sum of base salary and the greatest of the executive's actual or target bonus for the year prior to termination or the executive's target bonus for the year of termination. Our Named Executive Officers other than Ms. Oulman are entitled to vesting acceleration of unvested stock options and restricted stock units upon the occurrence of a change of control after a termination of their employment without cause or their resignation for good reason within 18 months following a change of control. Mr. Burbach's severance benefits were negotiated at arm's-length with Mr. Burbach prior to his beginning employment with the Company.

        The Compensation Committee has previously engaged Radford to provide information on typical industry practices (based on a review of the primary peer group) concerning employment, severance, and change of control agreements. Based on this review, the Compensation Committee believes the Company's current arrangements with its Named Executive Officers are consistent with competitive practices.

STOCK OWNERSHIP GUIDELINES

        Effective April 1, 2011, the Compensation Committee adopted stock ownership guidelines for the Company's officers of the rank of vice president and above, such that (i) the chief executive officer shall own Company stock in an amount equal to at least four times his base salary, senior and executive vice presidents shall hold Company stock in an amount at least equal to two times their respective base salaries and all other vice presidents shall hold Company stock in an amount at least equal to one times their respective base salaries. For determining compliance with these management stock ownership guidelines, the Company stock computed for the purposes of calculating ownership shall include all of an individual's ownership of Company stock, restricted stock units and vested stock options, which shall be valued by using the higher of (1) the average stock price over the preceding 12-month period and (2) the stock price on the last business day preceding the measurement date, which the Board has set as January 1 of each year. Each person subject to the management stock ownership guidelines will have five years from April 1, 2011 to come into compliance with the guidelines and any person who subsequently becomes a vice president or higher rank of the Company will have five years from attaining such position to become compliant with the applicable ownership levels under the guidelines.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986

        Section 162(m) of the Code generally limits deductions for compensation in excess of $1,000,000 paid for any fiscal year to the Company's "covered employees," which is defined as the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. Certain types of compensation are deductible if certain requirements are met. We attempt to structure our compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and may take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Section 280G of the Internal Revenue Code of 1986

        Section 280G of the Code disallows a company's tax deduction for what are defined as "excess parachute payments" and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. Messrs. Burbach and Lehman, as part of their severance arrangements, will be provided with tax gross-up payments in the event their payments become subject to this excise tax. The Compensation Committee believed that tax gross-up protection was appropriate and necessary for executive retention and consistent with the practices of our industry competitors at the time we entered into such severance arrangements. Mr. Harris entered into separation benefits agreements in October 2012; however, as industry practice has changed, Mr. Harris's separation benefits agreement does not include a tax gross-up payment in the event his payment becomes subject to the Section 280G excise tax. Ms. Oulman entered into a transition and separation agreement in October 2012, which agreement does not include a tax gross-up payment in the event her payment becomes subject to the Section 280G excise tax.

Section 409A of the Internal Revenue Code of 1986

        Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Section 409A of the Code requires programs that allow executives to defer a portion of their current income—such as our Deferred Compensation Plan—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations). Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

 EXECUTIVE COMPENSATION

        The following table shows, for fiscal years 2012, 2011, and 2010, compensation awarded or paid to, or earned by, Thoratec's CEO, CFO, former interim CFO, and one most highly compensated executive officer other than the CEO and CFOs (collectively referred to herein as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
Gerhard F. Burbach	2012	552,330	—	1,929,544	1,902,596	719,531	14,821	5,118,822
President and Chief	2011	527,654	—	1,641,602	1,847,565	422,411	34,934	4,474,166
Executive Officer	2010	505,309	—	1,511,188	985,629	830,288	18,788	3,851,202
David A. Lehman	2012	324,777	—	409,987	404,228	255,845	9,996	1,404,833
Senior Vice President	2011	309,506	—	327,600	369,513	151,462	41,272	1,199,353
and General Counsel	2010	292,342	—	349,791	302,036	292,730	9,846	1,246,745
Taylor C. Harris(5)	2012	230,841	—	308,783	185,342	100,238	24,835	850,039
Vice President and
Chief Financial Officer
Roxanne Oulman(6)	2012	239,136	—	285,720	281,715	157,370	8,999	972,940
Vice President of	2011	229,035	—	435,360	221,708	93,257	24,770	1,004,131
Finance and Interim	2010	223,103	—	119,777	103,424	132,606	8,663	587,573
Chief Financial
Officer

(1)
Includes amounts deferred pursuant to Section 401(k) of the Code and Deferred Compensation Plan. Our fiscal year ends on the Saturday closest to December 31 of each year and, accordingly, will periodically contain more or less than 365 days. Fiscal year 2012 ended on December 29, 2012. Salary increases for fiscal year 2012 made in March 2012 were not made retroactive to the beginning of the fiscal year. As such, the salary earned by each Named Executive Officer in fiscal year 2012 is less than the 2012 annual base salary described elsewhere in this Proxy Statement.

(2)
Stock awards consist of restricted stock units. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the grant date fair value of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of such awards are set forth under Note 9 of the Notes to Consolidated Financial Statements in Thoratec's Annual Report on Form 10-K for the year ended December 29, 2012.

(3)
The payments listed were made pursuant to the Corporate Executive Incentive Plan applicable to each Named Executive Officer and, if applicable, in accordance with the Named Executive Officer's employment agreement, as described more fully above in "Compensation Discussion and Analysis—Annual Cash Incentive Compensation."

(4)
The payments listed in the "All Other Compensation" column above include payout of vacation accrual balances to the Named Executive Officers in connection with the Company's switch from a vacation and sick time system to a "paid time off" system. Payments of $20,263, $31,426 and $15,942 were made to Messrs. Burbach and Lehman and Ms. Oulman, respectively, in January 2011, and a payment of $16,435 was made to Mr. Harris in October 2012. Additionally, these payments include the value of 401(k) matching contributions and company payments for disability insurance premiums for each of the Named Executive Officers. All of the payments reflected in the "All Other Compensation" column are based upon the actual cost expended by Thoratec in connection with such amounts.

(5)
Mr. Harris was appointed to the position of Vice President and Chief Financial Officer, effective October 10, 2012.

(6)
Ms. Oulman served as interim Chief Financial Officer from June 10, 2011 until October 10, 2012.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

						All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Gerhard F. Burbach	3/9/12				56,768			1,929,544
	3/9/12					133,572	33.99	1,902,596
			556,920	1,113,840
David A. Lehman	3/9/12				12,062			409,987
	3/9/12					28,379	33.99	404,228
			196,486	392,972
Taylor C. Harris	3/9/12				4,111			139,733
	3/9/12					6,447	33.99	83,608
	10/15/12				4,900			169,050
	10/15/12					7,687	34.50	101,734
			83,988	167,975
Roxanne Oulman	3/9/12				8,406			285,720
	3/9/12					19,778	33.99	281,715
			120,562	241,124

(1)
Grant Date for all grants of options or stock awards was the day immediately following the date on which the Board (with respect to Mr. Burbach), the Compensation Committee (with respect to Mr. Lehman and Ms. Oulman), and Mr. Burbach (with respect to Mr. Harris) approved the grant, except that in connection with assuming the position of Chief Financial Officer, effective October 10, 2012, the Board awarded Mr. Harris 7,687 stock options and 4,900 restricted stock units.

(2)
The actual payouts under the non-equity incentive plan awards granted to the Named Executive Officers are made under the Corporate Executive Incentive Plan for Messrs. Burbach, Lehman and Harris and Ms. Oulman and are determined as described above under "Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Compensation." The threshold column assumes the achievement of either the corporate or individual goals at the threshold level. The target column assumes the target achievement for both corporate and individual goals. The maximum column assumes the maximum achievement for both corporate and individual goals.

(3)
The restricted stock units granted to the Named Executive Officers were granted under the 2006 Equity Incentive Plan and provided for time-based vesting over 4 years, with 1/4th of the units vesting on each anniversary of the date of grant. The stock options granted to the Named

  Executive Officers were granted under the 2006 Equity Incentive Plan and vest over 4 years, with 1/4th of the shares subject to such option vesting on each anniversary of the date of grant.

(4)
The exercise price of options granted under the 2006 Equity Incentive Plan is equal to the closing price of the Company's Common Stock on the date of grant.

(5)
Amounts shown represent the fair value per share as of the grant date of the award (determined pursuant to FASB ASC Topic 718) multiplied by the number of shares subject to the award. The assumptions made in the valuation of such awards are set forth under Note 9 of the Notes to Consolidated Financial Statements in Thoratec's Annual Report on Form 10-K for the year ended December 29, 2012. Regardless of the value on the grant date, the actual value will depend on the market value of Common Stock on a date in the future when an award vests or a stock option is exercised.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

        Gerhard F. Burbach.    Gerhard F. Burbach and the Company entered into an amended and restated employment agreement dated April 23, 2007, as further amended on November 16, 2009 solely for purposes of Section 409A of the Code. In accordance with the terms of the employment agreement, Mr. Burbach has entered into an at-will employment relationship with the Company providing for an initial annual base salary of $400,000, subject to annual increase at the sole discretion of the Board (Mr. Burbach's current annual base salary is $556,900), and a target bonus under our Corporate Executive Incentive Plan equal to 80% of his base salary (Mr. Burbach's target bonus under our Corporate Executive Incentive Plan was increased to 100% of his base salary by the Board in 2008). Mr. Burbach's employment agreement also provides for certain separation benefits as described more fully in the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.

        David A. Lehman.    Mr. Lehman does not have a separate employment agreement with the Company, but Mr. Lehman has entered into a separation benefits agreement with the Company as described more fully in the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.

        Taylor C. Harris.    Mr. Harris does not have a separate employment agreement with the Company, but Mr. Harris has entered into a separation benefits agreement with the Company as described more fully in the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.

        Roxanne Oulman.    Ms. Oulman does not have a separate employment agreement with the Company, but Ms. Oulman has entered into a transition and separation agreement with the Company as described more fully in the "Separation Agreements" and "Potential Payments Upon Termination or Change of Control" sections of this Proxy Statement.

Separation Agreements

        Roxanne Oulman.    Ms. Oulman and the Company entered into a Transition and Separation Agreement on October 10, 2012 (the "Separation Agreement") in connection with Ms. Oulman's ceasing to be the Company's interim Chief Financial Officer. The Separation Agreement provided that, if Ms. Oulman remained in her role as the Company's Vice President of Finance until March 21, 2013, at such time she would be entitled to a payment of $241,123.58, which corresponds to her annual base salary for the fiscal year 2012, and the accelerated vesting of 6,000 restricted stock units granted to her by the Company in connection with her assumption of the position of interim Chief Financial Officer. Ms. Oulman remained in her role as the Company's Vice President of Finance until her resignation from the Company on March 21, 2013. As such, following such date Ms. Oulman received a payment from the Company in the amount of $241,123.58, and the vesting of 6,000 restricted stock units held by her was accelerated, each pursuant to the terms of the Separation Agreement.

 OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Gerhard F. Burbach	1/17/06	372,104	0	23.62	1/17/16
	2/25/09	38,292	12,763	23.93	2/25/19	8,424	312,446
	3/3/10	38,292	38,291	29.81	3/3/20	25,346	940,083
	3/1/11	37,500	112,500	27.30	3/1/21	45,000	1,669,050
	3/9/12	0	133,572	33.99	3/9/22	56,768	2,105,525
David A. Lehman	2/24/06	13,125	0	20.34	2/24/16
	2/13/07	16,000	0	17.91	2/13/17
	2/27/08	21,000	0	14.97	2/27/18
	2/25/09	10,228	3,409	23.93	2/25/19	2,250	83,452
	3/3/10	11,734	11,734	29.81	3/3/20	5,866	217,570
	3/1/11	7,500	22,500	27.30	3/1/21	9,000	333,810
	3/9/12	0	28,379	33.99	3/9/22	12,062	447,380
Taylor C. Harris	3/15/10	5,000	5,000	33.16	3/15/20	3,600	133,524
	3/1/11	1,444	4,331	27.30	3/1/21	3,768	139,755
	6/15/11					3,750	139,088
	3/9/12	0	6,447	33.99	3/9/22	4,111	152,477
	10/15/12	0	7,687	34.50	10/15/22	4,900	181,741
Roxanne Oulman	2/25/09	0	1,022	23.93	2/25/19	1,050	38,944
	3/3/10	0	4,018	29.81	3/3/20	2,008	74,477
	3/1/11	0	13,500	27.30	3/1/21	5,400	200,286
	6/15/11					6,000	222,540
	3/9/12	0	19,778	33.99	3/9/22	8,406	311,779

(1)
Unless otherwise indicated, options granted to the Named Executive Officers vest at a rate of 1/4th per year on each of the first through fourth anniversaries of the date of grant.

(2)
Unless otherwise indicated, restricted stock and restricted stock units granted to the Named Executive Officers vest at a rate of 1/4th per year on each of the first through fourth anniversaries of the date of grant.

(3)
Amounts are calculated by multiplying the number of shares shown in the table by $37.09 per share, which is the closing price of Common Stock on December 28, 2012 (the last trading day of the 2012 fiscal year).

 OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gerhard F. Burbach	50,000	1,040,909	46,098	1,602,560
David A. Lehman	28,775	632,452	10,934	380,790
Taylor C. Harris	—	—	4,307	145,925
Roxanne Oulman	14,314	173,299	7,480	255,088

(1)
Amounts are calculated by multiplying the number of underlying shares by the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring the shares.

(2)
Amounts are calculated by multiplying the number of underlying shares vested by the fair market value of Common Stock on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2012

Name	Executive Contributions in 2012(1) ($)	Aggregate Earnings in 2012 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 29, 2012 ($)(3)
Gerhard F. Burbach	0	0	0	0
Taylor C. Harris	0	0	0	0
David A. Lehman	0	0	0	0
Roxanne Oulman	0	9,756.04	0	71,170.94

(1)
Represents the amounts that the Named Executive Officer elected to defer in 2012 under the Deferred Compensation Plan. All executive contributions are reported as either salary or non-equity incentive plan compensation in the Summary Compensation Table above.

(2)
Represents the net amounts credited to the Deferred Compensation Plan accounts of our Named Executive Officers as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described below.

(3)
All executive contributions included in the aggregate balance have been reported as either salary, non-equity incentive plan compensation, or bonus in the Summary Compensation Table above or Summary Compensation Tables in previous proxy statements.

        The Company's Deferred Compensation Plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis for members of senior management who choose to participate. Under the Company's Deferred Compensation Plan, executive officers may elect to defer up to 50% of their base salary and up to 100% of their non-equity incentive plan compensation. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. The executive officers select the mutual funds and money market accounts in which they invest their deferred compensation payments and they may change their selection at any time. The investment options and their annual rates of return for the fiscal year ended December 29, 2012 are contained in the following table.

Name of Investment Option	Rate of Return in 2012
Alliance Bernstein Intl Val A	14.2%
Alliance Bernstein Small/Mid	18.45%
American Funds EuroPacific Growth R5	19.57%
Baron Growth	16.43%
BlackRock Inflation Protected Bond	6.58%
Delaware Diversified Income Instl	7.13%
Delaware Emerging Markets Instl	16.72%
Delaware REIT Instl	16.76%
Delaware Small Cap Value	13.08%
Fidelity Advisor Mid Cap II	14.67%
JPMorgan High Yield R5	14.75%
MFS Value A	16.13%
PIMCO Commodity Real Ret Strat Instl	5.31%
T. Rowe Price Growth Stock	18.92%
Vanguard 500 Index Inv	15.82%
Vanguard Total Intl Stock Index Inv	18.14%
Vanguard Prime Money Market Inv	0.04%

        Executive officers may elect to receive distributions from their account at a specified time prior to termination of employment or upon termination of employment with the Company. In addition, executive officers may elect a lump sum payment or annual installments over a period of up to ten years. We do not match executive deferrals under the Deferred Compensation Plan.

 Potential Payments Upon Termination or Change of Control

        The information below describes certain compensation that would be paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of such executive's employment with the Company and/or change of control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change of control occurred on December 28, 2012, the last business day of fiscal year 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination and/or a change of control (based upon the executive's compensation and service levels as of such date and the closing price of the Company's Common Stock on December 28, 2012 of $37.09). The actual amounts to be paid out can only be determined at the time of a change of control and/or such executive's termination of employment with the Company. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to a distribution of the amount, if any, shown in the Nonqualified Deferred Compensation for Fiscal Year 2012 table above.

        The Company is currently party to either an employment agreement or separation benefits agreement with each of the Named Executive Officers for fiscal 2012 other than Roxanne Oulman, who entered into a transition and separation agreement with Thoratec on October 10, 2012 and resigned as an employee of Thoratec on March 21, 2013. The following is a description of the compensation payable to the Named Executive Officers in connection with a termination of employment and/or change of control under these agreements and a table summarizing the estimated payouts assuming that a termination of employment and/or change of control occurred on December 28, 2012.

        Employment and Separation Benefits Agreements with Certain Named Executive Officers.    Each of the employment and separation benefits agreements with the Named Executive Officers other than Ms. Oulman provides the following severance benefits in the event the executive's employment with the Company is terminated by the Company without "cause" at any time other than during the 18-month period following a "change of control": (i) a lump sum cash payment equal to one times (two times for Mr. Burbach) the executive's then current annual base salary and (ii) a monthly payment, for up to twelve months, equal to the cost of any COBRA continuation coverage elected by the executive to the same extent the Company paid for such benefits prior to the executive's termination.

        Each of the employment and separation benefits agreements also provides that if within 18 months following a "change of control," the executive's employment is terminated by the Company without "cause" or by the executive for "good reason," the executive would be entitled to the following severance benefits: (i) a lump sum cash payment equal to two times (2.5 times for Mr. Burbach) the sum of the executive's then current annual base salary plus the greatest of the executive's actual or target bonus for the year prior to termination or the executive's target bonus for the year of termination, (ii) full vesting acceleration with respect to all stock-based awards held by the executive as of the date of termination and (iii) a monthly payment, for up to 12 months, equal to the cost of any COBRA continuation coverage elected by the executive to the same extent the Company paid for such benefits prior to the executive's termination. These employment and separation benefits agreements also provide that Messrs. Burbach and Lehman will be entitled to reimbursement for any excise taxes imposed under Sections 280G and 4999 of the Internal Revenue Code as well as a gross-up payment equal to any income and excise taxes payable as a result of the reimbursement for the excise taxes. Pursuant to Mr. Harris's separation benefits agreement, Mr. Harris is not entitled to a gross-up payment and instead he will be entitled to the greater of (i) the separation benefits delivered in full or (ii) the separation benefits delivered as to such lesser extent which would result in no portion of such benefits being subject to the Section 280G excise tax.

        The employment and separation benefits agreements with the Named Executive Officers other than Ms. Oulman do not provide for any additional payments or benefits upon a termination of employment by the Company for any reason other than those described above.

        Transition and Separation Agreement with Ms. Oulman.    The transition and separation agreement with Ms. Oulman provides the following severance benefits in the event Ms. Oulman's employment with the Company is terminated by the Company without "cause" at any time prior to March 21, 2013: (i) a lump sum cash payment equal to $241,124 and (ii) full vesting acceleration with respect to 6,000 restricted stock units held by Ms. Oulman. The transition and separation agreement with Ms. Oulman does not provide for any additional payments or benefits upon a termination of employment by the Company for any reason other than the reason described above.

        For purposes of these employment, separation benefits and transition and separation agreements, the term "cause" generally means: (i) the executive's material misappropriation of personal property of the Company (including its subsidiaries) that is intended to result in a personal financial benefit to the executive or to members of the executive's family, (ii) the executive's conviction of, or plea of guilty or no contest to, a felony, which the Company reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) the executive's act of gross negligence or willful misconduct (including but not limited to any willfully dishonest or fraudulent act or omission) taken in connection with the performance or intentional nonperformance of any of the executive's duties and responsibilities as an executive or continued neglect of the executive's duties to the Company (including its subsidiaries), or (iv) the executive's continued willful or grossly negligent failure to comply with the lawful directions of the Company after there has been delivered to the executive a written demand for performance from the Company that describes the basis for its belief that the executive has not substantially performed the executive's duties and the executive fails to cure such act or omission to the Company's reasonable satisfaction, if such act or omission is reasonably capable of being cured, no later than five (5) business days following delivery of such written demand.

        For purposes of the employment and separation benefits agreements with the Named Executive Officers other than Ms. Oulman, the term "good reason" generally means: any material reduction in the executive's duties or salary or bonus opportunity or a requirement that the executive work at a facility more than 25 miles from the Company's current headquarters; provided, however, that to be deemed a good reason termination, the executive is required to give the Company written notice describing such good reason event within 30 days after the event first occurs, such event is not corrected by the Company within 30 days after the Company's receipt of such notice and the executive terminates employment no later than 180 days after the expiration of such correction period.

        For purposes of the employment and separation benefits agreements with the Named Executive Officers other than Ms. Oulman, the term "change of control" generally means: certain acquisitions by any person or group of 50% or more of the voting power of the Company's voting securities, the consummation of a sale of all or substantially all of the Company's assets, the consummation of a merger with a third party unless the Company's shareholders hold at least 50% of the voting power of the voting securities of the resulting company, or any change over a two-year period in the composition of a majority of the Board, not including directors who are nominated or elected by a majority of the incumbent directors.

        The receipt of benefits following termination under these employment and separation benefits agreements is contingent upon the executive executing and not revoking a general release in favor of the Company.

Potential Payments upon Termination or Change of Control Table

        The table below sets forth the estimated value of the potential payments to each of the Named Executive Officers, assuming (a) the executive's employment had terminated on December 28, 2012 and not in connection with a change of control, (b) the executive's employment had terminated on December 28, 2012, and that a change of control of the Company also occurred on that date, and (c) a change of control of the Company occurred on December 28, 2012, but the executive's employment was not terminated. For information on the accrued amounts payable under the Deferred Compensation Plan, see the "Nonqualified Deferred Compensation" table in this Proxy Statement.

Name/Benefit	Termination Without Cause (No Change of Control)	Termination Without Cause or For Good Reason in Connection with a Change of Control	Change of Control Only (no termination)
Gerhard F. Burbach
Termination payment (salary and/or bonus)	$1,113,840	$2,784,600	—
Termination payment (COBRA)	$23,488	$23,488	—
Vesting of stock options(1)	—	$1,962,178	—
Vesting of restricted stock(2)	—	$5,027,104	—
Excise tax and gross-up payment	—	—	—
Total	$1,137,328	$9,797,370	—
David A. Lehman
Termination payment (salary and/or bonus)	$327,476	$1,047,925	—
Termination payment (COBRA)	$23,488	$23,488	—
Vesting of stock options(1)	—	$438,536	—
Vesting of restricted stock(2)	—	$1,082,212	—
Excise tax and gross-up payment	—	—	—
Total	$350,964	$2,592,160	—
Taylor C. Harris
Termination payment (salary and/or bonus)	$275,000	$717,975	—
Termination payment (COBRA)	$23,425	$23,425	—
Vesting of stock options(1)	—	$101,946	—
Vesting of restricted stock(2)	—	$606,829	—
Excise tax and gross-up payment	—	—	—
Total	$298,425	$1,450,176	—
Roxanne Oulman
Termination payment (salary and/or bonus)	$241,124	$241,124	—
Termination payment (COBRA)	—	—	—
Vesting of stock options(1)	—	—	—
Vesting of restricted stock(2)	$222,540	$222,540	—
Excise tax and gross-up payment	—	—	—
Total	$463,664	$463,664	—

(1)
These amounts are calculated assuming that the market price per share of the Company's Common Stock on the date of termination of employment was equal to the fair market value of the Common Stock on December 28, 2012 ($37.09) and are based upon the difference between $37.09 and the exercise price of the options held by the Named Executive Officer.

(2)
These amounts are calculated assuming that the market price per share of the Company's Common Stock on the date of termination of employment was equal to the fair market value of the Common Stock on December 28, 2012 ($37.09).

 REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS1

        In accordance with its written charter adopted by the Board, the Compensation Committee has oversight of the Company's overall compensation structure, policies and programs. In discharging its oversight responsibility, the Compensation Committee has retained an independent compensation consultant to advise the Compensation Committee regarding market and general compensation trends.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.

        Based on the review and discussions with management referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the Securities and Exchange Commission.

Submitted By: The Compensation Committee
Paul A. LaViolette, Chairman Steven H. Collis William A. Hawkins, III Daniel M. Mulvena

1
The Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

 CERTAIN TRANSACTIONS

Review and Approval of Transactions with Related Persons

        The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

        The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the chair of the Audit Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $100,000. A summary of any new transactions pre-approved by the chair is provided to the full Audit Committee for its review in connection with each regularly scheduled Audit Committee meeting.

        The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

  •
  Business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NASDAQ's listing standards and the Company's director independence standards.

  •
  Contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved is less than $100,000 or 2% of the organization's consolidated gross annual revenues, whichever is lesser.

  •
  Compensation of a named executive officer or director of the Company as required to be reported under Item 402 of Regulation S-K; or if the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported under Item 402 if the executive officer was a "named executive officer," and the Company's Compensation Committee approved such compensation.

  •
  Any transaction where the related person's interest arises solely from the ownership of the Company's Common Stock and all holders of the Company's Common Stock received the same benefit on a pro rata basis (e.g. dividends).

At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Audit Committee for its review.

Transactions with Related Persons

        Since January 1, 2012, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $100,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above.

Indemnification Agreements

        Our By-Laws provide for the indemnification by us of our agents, including our directors and officers, to the maximum extent permitted under California law. Our Company also has indemnity agreements with our directors and certain of our officers. These indemnity agreements provide that the Company will indemnify an officer or director to the maximum extent permitted under California law and prohibit us from terminating our indemnification obligations as to the acts of any officer or director occurring before his or her termination. We believe the indemnity agreements assist us in attracting and retaining qualified individuals to serve as directors and officers of our Company. The indemnifications and limitations on liability required in our By-Laws and the indemnity agreements are subject to the limitations prescribed by California law.

AVAILABLE INFORMATION

        A copy of Thoratec's Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which accompanies this Proxy Statement, is available, without charge, upon written request to: Investor Relations, Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588. Additional information concerning Thoratec, including its reports and other submissions filed with the SEC, is available on our website, www.thoratec.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

OTHER MATTERS

Deadline for Receipt of Shareholder Proposals

        Pursuant to Rule 14a-8 of the Exchange Act, proposals of our shareholders that they intend to present at our 2014 annual meeting of shareholders must be received by us no later than December 10, 2013 in order to be included in the proxy statement and form of proxy relating to that meeting. Pursuant to the Company's By-Laws, shareholders who wish to submit a proposal or a nomination for director that is not to be included in the Company's proxy statement and form of proxy for the 2014 annual meeting must ensure that such proposal or nomination is received by the Company not later than February 21, 2014, nor earlier than January 22, 2014. The submission of a shareholder proposal does not guarantee that it will be included in the Company's proxy statement or form of proxy card. Shareholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of copies of such reports received by us, we believe that during the fiscal year ended December 29, 2012 all Section 16(a) filing requirements applicable to our officers, directors and ten percent shareholders were satisfied.

Other Matters

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to execute and return the proxy card in the envelope that has been provided to those shareholders receiving paper copies of the proxy materials or vote by telephone or through the Internet according to the instructions included with the proxy card and the Notice of Internet Availability of Proxy Materials.

For the Board of Directors

DAVID A. LEHMAN Senior Vice President, General Counsel and Secretary

Pleasanton, California
April 9, 2013

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2013 Annual Meeting of Shareholders to be Held on May 22, 2013 The undersigned, revoking all prior proxies, hereby appoint(s) Gerhard F. Burbach and David A. Lehman, and each of them, with full power of substitution and revocation, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote as set forth below all shares of stock of THORATEC CORPORATION (the “Company”) which the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Shareholders of the Company to be held at the Company’s executive offices at 6101 Stoneridge Drive, Pleasanton, California 94588, on Wednesday, May 22, 2013 at 8:00 a.m., Pacific Daylight Time, and at any postponements or adjournments of that meeting. WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS IN RESPECT OF THE ELECTION PROPOSAL, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE Proxy — THORATEC CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LVSA 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. Approval of the compensation of the company’s named executive officers. For Against Abstain 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 28, 2013. 1. Election of Directors: Name of Nominee: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - Neil F. Dimick 02 - Gerhard F. Burbach 03 - J. Daniel Cole 04 - Steven H. Collis 05 - D. Keith Grossman 06 - William A. Hawkins 07 - Paul A. LaViolette 08 - Daniel M. Mulvena 09 - Todd C. Schermerhorn Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears on the stock records of the Company and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMM MMMMMMMMMMMM 1 5 9 4 4 3 2

QuickLinks

  April 9, 2013
BOARD OF DIRECTORS STRUCTURE AND COMPENSATION
2012 DIRECTOR COMPENSATION
CODE OF ETHICS AND CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
PROPOSAL ONE ELECTION OF DIRECTORS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
PROPOSAL TWO
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY VOTE")
PROPOSAL THREE
RATIFICATION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2012
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2012
Potential Payments Upon Termination or Change of Control
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1
CERTAIN TRANSACTIONS
AVAILABLE INFORMATION
OTHER MATTERS